Exhibit 10.29

16 FEBRUARY 2012	Strictly Private & Confidential

Business Acquisition Agreement

between

Amsterdam Molecular Therapeutics (AMT) Holding N.V.

as the Seller

uniQure B.V.

as the Purchaser

Forbion Co-Investment II Coöperatief U.A.

Coöperatieve AAC LS U.A.

And

FORBION Co-Investment COÖPERATIEF U.A.

as the Investor

Amsterdam Molecular Therapeutics (AMT) B.V.

and

Amsterdam Molecular Therapeutics (AMT)IP B.V.

as the Subsidiaries

relating to

the AMT human gene based therapy operations

Simmons & Simmons LLP PO Box 79023 1070 NB Claude Debussylaan 247 1082 MC Amsterdam The Netherlands

T +31 20 722 2500 F +31 20 722 2599

CONTENTS

1.	Interpretation	6

2.	Sale of the Business	12

3.	Funding of the Business	12

4.	Organisation of the Purchaser	12

5.	Extraordinary General Meeting and Recommendation	13

6.	Interim Period	14

7.	Alternative Offer and Alternative Funding	15

8.	Conditions Precedent	16

9.	Break fee	17

10.	Completion	17

11.	Co-operation following the Completion Date	18

12.	Post-Completion undertakings	19

13.	Dissolution, Distribution and delisting	20

14.	Seller Warranties	21

15.	Purchaser Warranties	21

16.	Additional Tax arrangements	22

17.	Confidentiality/Public Announcement	25

18.	Binding Effect/Assignment	25

19.	Partial Invalidity	25

20.	Entire Agreement; counterparts	26

21.	Expenses	26

22.	Dissolution and Annulment	26

23.	Notices	26

24.	Governing law and Jurisdiction	27

SCHEDULES

schedule 1	Confidentiality and Standstill Agreement

schedule 2	Fairness Opinion

schedule 3	IPR and Further Assets and Liabilities

Schedule 4	Purchaser Warranties

Schedule 5	Seller Warranties

Schedule 6	Project Kairos Term Sheet

schedule 7	Press Release

Schedule 8	Notices

THIS AGREEMENT is dated and made on 16 February 2012

BETWEEN:

(1)                                 Amsterdam Molecular Therapeutics (AMT) Holding N.V., a public company (naamloze vennootschap), incorporated under the laws of the Netherlands with its registered office (zetel) in Amsterdam, and its business address at Meibergdreef 61, 1105 BA, Amsterdam, the Netherlands and registered with the Commercial Register (Handelsregister) of Amsterdam under number 33301321 (the “Seller”);

(2)                                 uniQure B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered office in Amsterdam, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 54385229 (the “Purchaser”);

(3)                                 Amsterdam Molecular Therapeutics (AMT) B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered office (zetel) in Amsterdam, and its business address at Meibergdreef 61, 1105 BA, Amsterdam, the Netherlands and registered with the Commercial Register (Handelsregister) of Amsterdam under number 34275365 (“AMT BV”);

(4)                                 Amsterdam Molecular Therapeutics (AMT)IP B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered office (zetel) in Amsterdam, and its business address at Meibergdreef 61, 1105 BA, Amsterdam, the Netherlands and registered with the Commercial Register (Handelsregister) of Amsterdam under number 34275369 (“AMT IP BV”);

(5)                                 Forbion Co-Investment II Coöperatief U.A., a cooperative (coöperatie), incorporated under the laws of the Netherlands with its registered office in Naarden, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 53951956, represented by its managing director Forbion 1 CO II Management B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered office (zetel) in Naarden, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 53951956 (the “New Investor”);

(6)                                 Coöperatieve AAC LS U.A., a cooperative (coöperatie), incorporated under the laws of the Netherlands with its registered office in Amsterdam, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 34256402, represented by its managing director Forbion 1 Management B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered office (zetel) in Amsterdam, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 34249898 (the “Existing Investor I”);

(7)                                 FORBION Co-Investment COÖPERATIEF U.A., a cooperative (coöperatie), incorporated under the laws of the Netherlands with its registered office in Naarden, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 32142360, represented by its managing director Forbion 1 Management B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered office (zetel) in Amsterdam, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 342498 98 (the “Existing Investor II”);

each a “Party” and jointly referred to as the “Parties”. AMT BV and AMT IP BV jointly referred to as the “Subsidiaries” and the Seller and the Subsidiaries jointly referred to as the “Group”. The Existing Investor I and the Existing Investor II jointly referred to as the “Existing Investors”. The Existing Investors and the New Investor jointly referred to as the “Investor”.

BACKGROUND:

(A)                               The Group is engaged in the development of human gene based therapies. The Seller acts as the holding company for the Subsidiaries and is listed on NYSE Euronext in Amsterdam.

(B)                               Human gene-based therapies are intended to restore the natural function of the body as opposed to life long symptomatic treatment. These therapies are also very complex and it has taken years of innovative research to progress them to their current state where many of the traditional hurdles have been overcome. The Seller is a perceived leader in this field and the Executive Board (as defined hereafter) is of the view that the Group is well positioned to benefit from the anticipated growth of the area. It is against this background that the Seller had a regulatory setback with its lead product, which necessitated a change in strategy (pipeline focus).

(C)                               On 21 October 2011 the Seller was informed that the European Medicine Agency’s Committee for Medical Products for Human Use (CHMP) maintained its earlier opinion that the Group’s lead product is not approvable at this time. The CHMP argues that the Group has not shown clinical benefit in a sufficient number of patients for a sufficiently long time. The CHMP admits that it sees the technology platform risks as marginal.

(D)                               The fact that the CHMP issued a negative opinion regarding the Group’s lead product combined with the fact that the Group has very little cash available to continue the funding of its operations and the difficulties with attracting additional funding given the general economic climate and the Group’s prospects has led to concerns about the continuation of the Group’s business despite its strong position in the field.

(E)                                Because of the CHMP’s negative opinion, the Seller redefined its strategy and decided to focus its development efforts and financial resources on its Hemophilia B, GDNF and AIP programs whilst suspending all investment in its lead product and the DMD program and implemented a reorganisation, which reorganisation included the redundancy of around 50% of the Group’s employees and a reduction of the Group’s operations (the “Reorganisation”).

(F)                                 With the aim of further reducing the cost base and to generate funds by means of milestone payments and royalties, the Seller has engaged in partnering discussions with various pharma companies, especially regarding its Hemophilia B program. At the same time, it continuously explored all options with regard to the Business (as defined herein) and its financing. The outcome of this exploration is that the Seller was informed repeatedly by its bankers that they are unable to assist to attract additional financing in the current circumstances, that the Seller has not been able to attract any interest from a significant number of specialist biotech funds and investors that it approached directly, and that there are no viable possibilities of a strategic party making a bid for the Business currently available.

(G)                               Whilst the Seller anticipates that it may be possible to conclude a partnership on its Hemophilia B program in the first half of 2012, it is unlikely that it will be able to do so before its currently remaining cash is depleted. This means that to be able to continue its operations as a going concern, the Seller has an acute need to attract additional funding.

(H)                              The Existing Investors hold a substantial share interest in the Seller and are also the holders of the Loan Notes (as defined herein). In view of the difficult position of the Group, the Investor and the Seller have been discussing the possibilities of a transaction that allows for the continuation of the Group’s current activities and the further advancement of its pipeline and which takes into account the justified interests of the Group’s stakeholders, including the shareholders of the Seller.

(I)                                   On 22 December 2011 the Seller and the Existing Investors entered into a confidentiality and standstill agreement, a copy of which is attached hereto as schedule 1 (the “Confidentiality and Standstill Agreement”).

(J)                                   Because of conflict of interest considerations at the Executive Board and Supervisory Board level a special committee consisting of Supervisory Board members Messrs. Ferdinand Verdonck (Chairman), Philippe Van Holle, Joseph Feczko and François Meyer (the “Special Committee”) was established which has been allocated the AMT decision-making regarding the possible Transaction (as defined here below) with the Purchaser and the Investor.

(K)                              The Investor has been able to obtain funding commitments of €6.0 million in aggregate from a number of funds under its management, of which €5.0 million is committed by the New Investor that cannot invest in public companies, as a consequence of which taking the Business private is a prerequisite for this funding to be available.

(L)                                The Special Committee has established that the Investor’s €6.0 million funding commitment offers the only significant funding opportunity that is available to the Group and that without this funding the Seller will likely have to apply for a moratorium of payment or file for bankruptcy on short notice. As a consequence and in comparison to an insolvency scenario, the funding opportunity the Investor offers provides an opportunity for the continuation of the Business and a chance to retain shareholder value and preserve jobs.

(M)                            The Special Committee recognises that the Investor’s commitment to provide the aforementioned €6.0 million and to proceed with the Transaction is conditional to the Seller being able to obtain additional irrevocable financing commitments for the Business of at least €1.0 million in aggregate from an alternative investor, but believes that meeting this condition should be possible now that the Investor has expressed its willingness to further fund the Business.

(N)                               The discussions between the Parties have resulted in an agreement relating to the sale and purchase of the Business and its financing as further described in, and subject to the terms and conditions of this Agreement (the “Transaction”).

(O)                               Gene therapy is expected to advance medicine enormously in the area of many monogenic diseases and the Group has a leading position in this field. It is in this context that the Special Committee sees that the Transaction allows the Seller’s shareholders to maintain the value upside. It is the only financing transaction that the Special Committee believes to be able to execute on at the moment in the limited time frame available.

(P)                                 The Transaction requires the approval of the general meeting of shareholders of the Seller. On the basis that the Transaction is in the best interests of the Seller, its shareholders and the Business, the Special Committee supports the Transaction and shall recommend to the Extraordinary General Meeting (as defined hereafter) to approve the Transaction subject to the provisions of this Agreement.

(Q)                               The Seller and the Special Committee have received a fairness opinion (the “Fairness Opinion”) dated 17 February 2012 from Ernst & Young LLP in connection with the Transaction and supporting the Special Committee’s recommendation of the Transaction, stating that the Transaction is fair and reasonable and in the interests of the Seller´s shareholders. A copy of the Fairness Opinion is attached as schedule 2.

(R)                               The Parties have complied with or will comply with the provisions of the SER Merger Code 2000 (SER-Fusiegedragsregels 2000) and the Works Council Act (Wet op de Ondernemingsraden).

AGREE AS FOLLOWS:

1.                                     Interpretation

1.1                               Unless explicitly stated otherwise, the following terms shall have the following meaning (and grammatical variations of such terms shall have corresponding meanings):

“Accounts Receivable” means all the accounts receivable of the Seller relating to the Business;

“Administration” means all the administration of the Group relating to the Business, whether in electronic or physical form, including but not limited to ownership titles of assets, bought and sold ledgers, purchase and sales day books and purchase and sales invoices, management information records and other accounting books and records of the Group including tax records relating to the Business;

“Advance Distribution” has the meaning ascribed thereto in clause 13.2;

“Agreement” means this business acquisition agreement including the recitals and the Schedules hereto;

“Alternative Funding” shall mean unconditionally (except for customary closing conditions) and fully committed funding that would result in the Business being funded until at least the end of the calendar year 2012, which in the reasonable opinion of the Special Committee, acting in good faith, offers a better proposition for the future and continuity of the Company and its stakeholders than the Transaction;

“Alternative Offer” has the meaning ascribed thereto in clause 7.1;

“Alternative Offer Announcement” has the meaning ascribed thereto in clause 7.2;

“Alternative Offer Period” has the meaning ascribed thereto in clause 7.2;

“AMT BV” means Amsterdam Molecular Therapeutics (AMT) B.V.;

“AMT BV Shares” means all of the issued and outstanding shares in the share capital of AMT BV;

“AMT BV Seller Loan” means the intra Group loan agreement between the Seller (as lender) and AMT BV (as borrower) and all (existing and future) rights and obligations thereunder;

“AMT IP BV” means Amsterdam Molecular Therapeutics (AMT)IP B.V.;

“AMT IP BV Seller Loan” means the intra Group loan agreement between the Seller (as lender) and AMT IP BV (as borrower) and all (existing and future) rights and obligations thereunder;

“AMT IP BV Shares” means all of the issued and outstanding shares in the share capital of AMT IP BV;

“Business” means all activities of the Group, its operations and all its assets and liabilities, and includes the Sale Shares, the Loan Notes, the Contracts and Convertible Loan Note Agreement, the Seller Loans, the Intellectual Property Rights and the Further Assets and Liabilities, but excludes the Excluded Contracts;

“Business Day” means any day of the week (excluding Saturdays and Sundays) on which banks are open for business in the Netherlands;

“CIT Fiscal Unity Termination Date” has the meaning ascribed thereto in clause 16.3(B);

“Completion” means the consummation of the Transaction as contemplated in clause 10;

“Completion Date” means the date on which Completion shall occur and which shall be determined in accordance with clause 10.1;

“Conditions Precedent” has the meaning ascribed thereto in clause 8.1;

“Confidentiality and Standstill Agreement” has the meaning ascribed thereto recital (I);

“Contracts” means all contracts entered into by the Group relating to the Business and all existing and future rights and obligations thereunder as further set out in schedule 3 but excluding the Excluded Contracts;

“Convertible Loan Note Agreement” means the agreement constituting the issuance of loan notes dated 22 December 2009 and made by the Seller and Coöperatieve AAC LS U.A. and Forbion Co-Investment Coöperatief U.A. and all existing and future rights and obligations of the Seller thereunder;

“DCC” means the Dutch Civil Code (Burgerlijk Wetboek);

“Deed of Assignment” has the meaning ascribed thereto in clause 6.2;

“Deed of Contribution” has the meaning ascribed thereto in clause 10;

“Distribution” has the meaning ascribed thereto in clause 13.2;

“Distribution Record Date” means the date that is the tenth Business Day following the date on which the dissolution of the Seller in accordance with clause 13.1 shall come into effect;

“Economic Ownership Transfer Agreement” means the agreement entered into on the date hereof by the Seller and the Subsidiaries pursuant to which the Seller agrees to transfer to the Subsidiaries the economic ownership of the NV-Business, subject to and on the terms and conditions set forth in such agreement;

“Employees” means all of the employees of the Group and includes the liabilities and obligations of the Seller towards or in relation to those employees, including all liabilities and obligations in relation to the Reorganisation;

“Encumbrance” means any right of pledge, mortgage, usufruct, retention of title or other security interest or other limited right (beperkt recht) whatsoever and any arrest, charge, attachment, option or lien or any similar concept that limits free and unrestricted title, under any applicable jurisdiction and any agreement or arrangement having the effect of providing security or priority;

“Excluded Contracts” means this Agreement, the listing agreement between the Seller and Euronext Amsterdam, the contract with the ENL agent and the payment agent, the liquidity provider agreement between the Seller and Kempen & Co N.V., the D&O Insurance policy of the Seller and any outstanding obligations under any stock option plan or other employee benefit plan of the Seller;

“Executive Board” means the executive board (raad van bestuur) of the Seller;

“Existing Investor I” means Coöperatieve AAC LS U.A., represented by its managing director Forbion 1 Management B.V.;

“Existing Investor II” means FORBION Co-Investment COÖPERATIEF U.A., represented by its managing director Forbion 1 Management B.V.;

“Existing Investors” means the Existing Investor I and the Existing Investor II;

“Extraordinary General Meeting” has the meaning ascribed thereto in clause 5.1;

“Fairness Opinion” has the meaning ascribed thereto in recital (Q);

“Final Distribution” has the meaning ascribed thereto in clause 13.2;

“Further Assets and Liabilities” means the Accounts Receivable, Administration, Intra-Group Trading Items, Employees and Contracts and any further assets and liabilities of the Group as further specified in schedule 3;

“Group” means the Seller and the Subsidiaries collectively;

“Guarantees” means any guarantees, indemnities, sureties, letters of comfort, joint and/or several liabilities or any other similar concept under applicable law pursuant to which a person or entity has or may become liable for the liabilities or obligations of another person or entity;

“Independent Tax Advisor” means an independent tax advisor or tax lawyer appointed by the Seller and Purchaser jointly with at least ten (10) years of experience as a practicing tax advisor or tax lawyer and being a member of the Dutch tax advisors association (Nederlandse Orde van Belastingadviseurs) or the Dutch association of tax lawyers (Nederlandse Vereniging van Advocaat-Belastingkundigen);

“Intellectual Property Rights” has the meaning ascribed thereto in schedule 3;

“Intra-Group Trading Items” means at any time, and from time to time, all amounts owed, outstanding or accrued in the ordinary course of trading between the Seller and the Subsidiaries in respect of intra group trading activity between them;

“Investor” means the New Investor and the Existing Investors;

“Loan Note 1” means the €700,000 5% convertible loan note due 2014 of the Seller dated 23 December 2009 and issued to and held by Coöperatieve AAC LS U.A. which is constituted by the Convertible Loan Note Agreement, and all the existing and future rights and obligations of the Seller thereunder;

“Loan Note 2” means the €4,300,000 5% convertible loan note due 2014 of the Seller dated 23 December 2009 and issued to and held by Forbion Co-Investment Coöperatief U.A. which is constituted by the Convertible Loan Note Agreement, and all the existing and future rights and obligations of the Seller thereunder;

“Loan Notes” means the Loan Note 1 and the Loan Note 2 collectively;

“Long Stop Date” means 12 May 2012;

“Matching Offer Right” has the meaning ascribed thereto in clause 7.2;

“New Investor” means Forbion Co-Investment II Coöperatief U.A., represented by its managing director Forbion 1 CO II Management B.V.;

“NV-Business” means all activities of the Seller, its operations and all its assets and liabilities, and includes the Accounts Receivable, the Contracts, the Intellectual Property Rights and the Further Assets and Liabilities (with the exception of the Administration), but excludes the Sale Shares, the Loan Notes, the Convertible Loan Note Agreement, the Seller Loans, the Excluded Contracts and the Economic Ownership Transfer Agreement;

“Opening Balance Sheet” means an opening balance sheet for Dutch corporate income tax purposes of AMT BV and AMT IP BV as at the CIT Fiscal Unity Termination Date as prescribed in article 13 of the Fiscal Unity Regulations 2003 (Besluit fiscale eenheid 2003) on a basis consistent with the Seller’s past practice (bestendige gedragslijn) and explanatory notes thereto;

“Party” or “Parties” means each of the Seller, the Purchaser, the Subsidiaries and the Investor individually or collectively;

“Purchaser” means uniQure B.V.;

“Purchaser Warranties” means the representations and warranties (garantieverklaringen) made by the Purchaser to the Seller contained in Schedule 4;

“Recommendation” means the Special Committee’s recommendation to the Extraordinary General Meeting to approve the Transaction;

“Reorganisation” has the meaning ascribed thereto in recital (E);

“Sale Shares” means the AMT IP BV Shares and the AMT BV Shares;

“Schedule” means a schedule to this Agreement;

“Secondary Tax Liability” means any secondary liability for Tax for which the Seller is liable on the basis of article 39 and 43 of the Dutch Collection Tax Act 1990 (Invorderingswet 1990);

“Seller” means Amsterdam Molecular Therapeutics (AMT) Holding N.V.;

“Seller Loans” means the AMT BV Seller Loan and the AMT IP BV Seller Loan collectively;

“Seller’s Tax Matters” has the meaning ascribed thereto in clause 16.3(A);

“Seller Warranties” means the representations and warranties (garantieverklaringen) made by the Seller to the Purchaser contained in Schedule 5;

“Shareholders Circular” has the meaning ascribed thereto in clause 5.1;

“Signing Date” means 16 February 2012, being the date on which this Agreement is made and dated;

“Special Committee” has the meaning ascribed thereto in recital (J) and consists of Supervisory Board members Messrs. Ferdinand Verdonck (Chairman), Philippe Van Holle, Joseph Feczko and François Meyer;

“Subsidiaries” means AMT BV and AMT IP BV;

“Supervisory Board” means the supervisory board (raad van commissarissen) of the Seller;

“Surviving Provisions” means clause 1 (Interpretation), clause 9 (Break fee), clause 17 (Confidentiality/Public Announcement), clause 18 (Binding effect/Assignment), clause 19 (Partial invalidity), clause 20 (Entire agreement), clause 21 (Expenses), clause 22 (Dissolution and Annulment) clause 23 (Notices) and clause 24 (Governing law and jurisdiction) which shall survive any termination of this Agreement;

“Tax” or “Taxes” means any and all taxes and governmental and local duties, levies and fees of every kind, including without limitation corporate income tax, value added tax, property tax, import and excise duties, EU charges, wage and personal income taxes, transfer tax, capital gains tax, inheritance tax, environmental tax, capital tax and customs duties, retributions, social security contributions and premiums, and any interest, increases or penalties thereon;

“Tax Authority” means any taxing or other authority competent to impose any liability in respect of Taxes or responsible for the administration and/or collection of Taxes or enforcement of any law in relation to Taxes;

“Tax Claim” means any notice, demand, assessment, letter or other document by or on behalf of any Tax Authority resulting in a liability of the Seller or the Subsidiaries in respect of Tax;

“Tax Liability” means any actual liability of the Seller in respect of Tax attributable to  the Business and the Subsidiaries or a Secondary Tax Liability;

“Tax Relief” includes any allowance, credit, deduction, exemption or set-off (including for the avoidance of doubt loss carry forwards) in respect of any Tax or relevant to the computation of any income, profits or gains for the purposes of any Tax, or any repayment of or saving of Tax (including any repayment supplement or interest in respect of Tax), and any reference to the use or set off of Tax Relief shall be construed accordingly and shall include use or set off in part and any reference to the loss or diminution of a Tax Relief shall include the absence, non-existence or cancellation of any such Tax Relief, or to such Tax Relief being available only in a reduced amount;

“Transaction” means the transaction contemplated by this Agreement and as further described in recital (N);

“Transaction Resolutions” has the meaning ascribed thereto in clause 5.4;

“Trust Foundation” has the meaning ascribed thereto in clause 4.1;

“uniQure DR(s)” has the meaning ascribed thereto in clause 2.2;

“VAT Fiscal Unity Termination Date” has the meaning ascribed thereto in clause 16.9; and

“Working Hours” means 9.30 a.m. to 5.30 p.m. on a Business Day.

1.2                               In this Agreement, a reference to:

(A)                               a “subsidiary” or “holding company” is to be construed in accordance with section 2:24(a) DCC;

(B)                               a “group company” or “affiliate” is to be construed in accordance with section 2:24(b) DCC;

(C)                               “material” or any similar expressions in this Agreement shall be construed in the context of the business of the Group taken as a whole;

(D)                               singular words shall include the plural and vice versa and words in a particular gender shall include all genders, unless the context requires otherwise;

(E)                                the word “include” or “including” are used to indicate that the matters listed are not a complete enumeration of all matters covered, unless the contrary is specifically stated;

(F)                                 the words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision thereof;

(G)                               a person includes a reference to a body corporate, association or partnership; and

(H)                              a clause or a schedule is a reference to a clause or schedule of the actual agreement.

1.3                               In this Agreement, clause headings are inserted for convenience purposes only. They shall not affect the construction or interpretation of this Agreement.

1.4                               In case of conflict between or inconsistency of the provisions of the actual agreement and the contents of the Schedules, the provisions of the actual agreement shall prevail.

1.5                               The English language used in this Agreement intends to describe Dutch legal concepts only and the consequences of the use of this language in English law or any other law shall be disregarded. In case of conflict between Dutch legal concepts mentioned between brackets and/or in italics in this Agreement and the English translation thereof as used in this Agreement, the Dutch text, and its meaning thereof under Dutch law, will prevail.

2.                                     Sale of the Business

2.1                               Subject to the terms and conditions of this Agreement the Seller hereby agrees to contribute to the Purchaser and the Purchaser hereby agrees to accept from the Seller the Business.

2.2                               Subject to the conclusion of the Economic Ownership Transfer Agreement and the execution of the Deed of Assignment in accordance with clause 6.2, the Business shall be transferred in accordance with clause 10 by way of a contribution in kind (inbreng in natura) on depositary receipts for (class B) ordinary shares in the capital of the Purchaser (the “uniQure DRs”), which uniQure DRs shall be issued to the Seller as consideration. The number of uniQure DRs to be issued to the Seller shall be equal to the number of shares in the Seller that shall be outstanding on the Completion Date.

3.                                     Funding of the Business

3.1                               The Investor commits to provide equity funding of €6.0 million to the Purchaser.

3.2                               Pursuant to the Investor’s commitment to provide equity funding to the Purchaser, 9,771,986 (class A) ordinary shares in the capital of the Purchaser shall be issued to the Investor on or around the Completion Date at an issue price of €0.614 per share, being the mean closing share price of the Seller on NYSE Euronext in Amsterdam for the five Business Days prior to the Signing Date. In addition, the Seller’s debt under the Loan Notes as assumed by the Purchaser pursuant to the Transaction shall be converted in 5,320,000 (class A) ordinary shares in the capital of the Purchaser issued to the Existing Investors, using a conversion price of €1.00 per share.

4.                                     Organisation of the Purchaser

4.1                               The Investor shall procure that the Purchaser — a newly incorporated company without any liabilities — shall be structured and organized in accordance with the term sheet attached as Schedule 6 (Project Kairos Term Sheet) and that such structure and organisation shall have been implemented prior to Completion. This means inter alia that the Investor shall procure the incorporation of the trust foundation (the “Trust Foundation”) that shall issue the uniQure DRs and the preparation of the trust conditions pursuant whereto the Trust Foundation shall hold the (class B) ordinary shares in the capital of the Purchaser on trust and of the shareholders agreement to be entered into between the shareholders of the Purchaser.

4.2                               All documentation to be prepared by the Investor and its advisers pursuant to clause 4.1 shall be prepared in close consultation with the Seller’s advisers and require the Seller’s approval, acting reasonably.

5.                                     Extraordinary General Meeting and Recommendation

5.1                               The Transaction is subject to approval of the Seller’s general meeting of shareholders in accordance with section 2:107a DCC and the Seller’s articles of association. As soon as reasonably possible, the Seller shall convene an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) which shall be proposed to approve the Transaction and adopt the other Transaction Resolutions. The current target date of the Extraordinary General Meeting is 30 March 2012, which requires a convocation to be submitted no later than on 17 February 2012.

5.2                               On the basis that the Transaction as contemplated by this Agreement is in the best interests of the Seller and its stakeholders and the Business, the Special Committee supports the Transaction and shall give the Recommendation.

5.3                               The Recommendation may be modified or withdrawn by the Special Committee in the event an Alternative Offer having been made.

5.4                               In addition to the proposal to approve the Transaction, the Extraordinary General Meeting shall be proposed to resolve:

(A)                               subject to an Alternative Offer being made, to approve the disposal of the Business or a significant part thereof or the shares in capital of the Seller pursuant to an Alternative Offer, in view of section 2:107a of the DCC and section 20.1 of the Seller’s articles of association;

(B)                               subject to the execution of the Deed of Contribution, to dissolve and liquidate the Seller in accordance with section 47.1 of its articles of association with the members of the Executive Board becoming the liquidators of Seller’s dissolved property;

(C)                               subject to the execution of the Deed of Contribution, to approve the Advance Distribution;

(D)                               subject to the execution of the Deed of Contribution, to approve the Seller’s delisting from NYSE Euronext in Amsterdam;

(E)                                subject to the execution of the Deed of Contribution, to appoint AMT BV as the custodian (bewaarder) of the Seller’s books and records pursuant to section 2:24 of the Dutch Civil Code;

(F)                                 to discharge (decharge verlenen aan) (i) the members of the Supervisory Board and (ii) the members of the Executive Board;

(G)                               to confirm in view of a (potential) conflict of interest between the Seller and members of the Executive Board that the shareholders meeting shall not make an appointment as referred to in clause 19.3 of the Seller’s articles of association; and

(H)                              to approve an amendment of the Seller’s articles of association to increase its authorised share capital to €3,200,000, divided in 80,000,000 shares with a nominal value of €0.04 each.

(the proposal to approve the Transaction and each of the other proposals to the Extraordinary General Meeting referred to in clause 5.4(B) through 5.4(H) collectively the “Transaction Resolutions”). The Extraordinary General Meeting shall also serve to discuss the measures to be taken in view of the Seller’s equity position in accordance with section 2:108a DCC.

5.5                               The Existing Investors undertake with the Seller to support the Transaction and vote in favour of the Transaction Resolutions. The undertaking of the Existing Investors as per this clause 5.5 is unconditional and irrevocable and shall only terminate if this Agreement is terminated.

5.6                               In relation to the Extraordinary General Meeting the Seller shall make a shareholders circular (the “Shareholders Circular”) available to its shareholders. The Shareholders Circular, which shall be in English only, shall include the Recommendation and the Fairness Opinion. The contents of the Shareholders Circular shall be agreed between the Seller and the Purchaser prior to its release.

6.                                     Interim Period

6.1                               The Seller undertakes to the Purchaser that in the period from the Signing Date to the Completion Date, except with the approval of the Purchaser:

(A)                               none of the Subsidiaries’ articles of association or other constitutional documents will be changed or altered;

(B)                               each of the Subsidiaries shall use its best endeavours to carry on its respective business in all material respects in the ordinary and usual course and consistent with past practice;

(C)                               neither the Seller nor the Subsidiaries shall terminate or amend the employment agreements with any of the Employees other than with the prior written approval of the Purchaser;

(D)                               no Subsidiary shall allot, issue, redeem or repurchase securities, loan capital (including shareholder loans and profit participation rights) or shall become a party to any agreement to do so; and

(E)                                no dividend or other distribution or repayment of capital is, or shall be, paid or declared by the Seller or any of the Subsidiaries, other than the Distribution.

6.2                               The Seller further undertakes to the Purchaser that on the date hereof the Seller and the Subsidiaries will enter into the Economic Ownership Transfer Agreement. In connection therewith the Seller undertakes that in the period from the Signing Date to the Completion Date the legal title to the NV-Business shall be transferred by the Seller to the Subsidiaries by means of the execution of a deed of assignment (the “Deed of Assignment”) to be mutually agreed by the Seller and the Purchaser acting in good faith. In order to implement such transfer in accordance with the Deed of Assignment, the Seller shall undertake all necessary actions, including but not limited to:

(A)                               by informing the debtors of the Accounts Receivable in writing that the Accounts Receivable have been assigned to the Purchaser;

(B)                               by requesting the counterparties to the Contracts in writing for their co-operation to the transfer of contract to which the Seller is a party; and

(C)                               to the extent not already referred to in this section 6.2, the proper fulfilment of applicable transfer requirements in respect of the Intellectual Property Rights and Further Assets and Liabilities owned and/or held by the Seller.

6.3                               The Seller and the Purchaser hereby agree that in the period from the Signing Date to the Completion Date the Seller shall transfer the legal title to and economic ownership of the Seller Loans to the Subsidiaries, unless such transfer has materially adverse consequences for the Seller or the Subsidiaries; such determination to be made by the Seller and the Purchaser jointly acting reasonably.

7.                                     Alternative Offer and Alternative Funding

7.1                               For the purpose of this Agreement an “Alternative Offer” is an unconditional written bona fide offer by any third party for the Business or a significant part thereof or for the shares in the capital of the Seller, which may be a realistic and credible alternative to the Transaction for the Seller’s shareholders and other stakeholders.

7.2                               If in the period starting on Signing Date and ending on the 16th day prior to the date of the Extraordinary Meeting (such period the “Alternative Offer Period”) the Seller receives one or more Alternative Offer(s), the Seller will as soon as possible, after having notified the Purchaser of such Alternative Offer, publicly announce that the Alternative Offer was made and the terms and conditions thereof (the “Alternative Offer Announcement”). The Purchaser may in its sole discretion amend its offer for the Business in such a manner that it matches or is superior to the Alternative Offer (the “Matching Offer Right”) for a period of five days following the Alternative Offer Announcement.

7.3                               Before the Extraordinary General Meeting, the Special Committee shall indicate whether it intends, acting in good faith and taking into account the possible exercise of the Matching Offer Right by the Purchaser, to withdraw or materially modify its Recommendation.

7.4                               If one or more Alternative Offer(s) is/are made and announced by way of the Alternative Offer Announcement the Extraordinary General Meeting shall be proposed to vote both on the Transaction as well as on the Alternative Offer(s) in accordance with and as set out in clause 5.4(A). In such case, the resolution by the Extraordinary General Meeting in relation to the Transaction, or as the case may be, an Alternative Offer that is approved by the Extraordinary General Meeting shall be pursued by the Seller, and if more than one transaction is approved by the Extraordinary General Meeting the Seller shall pursue the transaction approved with the highest majority of the votes cast at the Extraordinary General Meeting.

7.5                               If the Seller pursues an Alternative Offer in accordance with clause 7.4, this Agreement may be terminated by each Party with immediate effect, by means of written notice to each other Party.

7.6                               If the Seller achieves attracting Alternative Funding prior to Completion and pursues with such Alternative Funding, each Party may terminate this Agreement with immediate effect by means of written notice to each other Party.

8.                                     Conditions Precedent

8.1                               The sale and purchase of the Business is subject to fulfilment on or before the Completion Date of each of the following conditions precedent (the “Condition(s) Precedent”):

(A)                               the adoption of the Transaction Resolutions by the Extraordinary General Meeting and, in case one or more Alternative Offer is/are made, the adoption of the resolution(s) under clause 5.4(A), provided in such case that the procedure as set out in clause 7.4 has been followed by the Seller;

(B)                               no application having been made to the Enterprise Division of the Amsterdam Court of Appeal pursuant to section 5:73 of the Act on financial supervision (Wet op het financieel toezicht) requesting that the Purchaser or any of its current shareholders make a public takeover bid;

(C)                               no breach of the Seller Warranties or default under any of the terms and provision of this Agreement on the part of the Seller having occurred which has not been remedied to the reasonable satisfaction of Purchaser and which breach or default could reasonably be expected to constitute a material adverse effect on the Business and is of such material nature that it cannot be reasonably expected that the Purchaser continues with the Transaction and no facts or circumstances having occurred which could lead to such breach or default;

(D)                               no breach of the Purchaser Warranties or default under any of the terms and provision of this Agreement on the part of the Purchaser having occurred which has not been remedied to the reasonable satisfaction of Seller and which breach or default is of such material nature that it cannot be reasonably expected that the Seller continues with the Transaction and no facts or circumstances having occurred which could lead to such breach or default;

(E)                                no action or proceeding by or before any court of law or arbitral tribunal or any governmental, provincial or municipal administrative body or authority or otherwise has been taken or instituted against any Party which may restrain, prohibit, invalidate or otherwise affect the transactions contemplated by this Agreement in any material respect;

(F)                                 Euroclear Nederland having accepted the uniQure DRs for inclusion in and settlement through its book entry systems;

(G)                               SenterNovem’s consent having been given to assign the agreement between the Seller and SenterNovem by the Seller to the Purchaser;

(H)                              irrevocable financing commitments being available to the Business in an amount of no less than EUR 1,000,000 (not including financing commitments extended by (funds managed by) the Investor); and

(I)                                   no material adverse change has occurred in the profitability, financial or trading position or the prospects of the Group.

8.2                               The Conditions Precedent under 8.1(A), 8.1(B), 8.1(E), 8.1(F) and 8.1(G) have been stipulated for the benefit of both the Seller and the Purchaser and may only be invoked or waived in writing by the Seller and the Purchaser acting jointly. The Conditions Precedent under, 8.1(C), 8.1(H) and 8.1(I) have been stipulated exclusively for the benefit of the Purchaser and may only be invoked or waived in writing by the Purchaser. The Condition

Precedent under 8.1(D) has been stipulated exclusively for the benefit of the Seller and may only be invoked or waived in writing by the Seller.

8.3                               The Seller and the Purchaser will, after execution of this Agreement, co-operate with each other to complete the applicable procedures under the applicable competition laws and regulations in the most expeditious manner and will further use their reasonable efforts to cause the fulfilment of the Conditions Precedent.

8.4                               Should any Party become aware of anything which will or may prevent any of the Conditions Precedent from being satisfied it shall forthwith notify the same in writing to the other Parties.

8.5                               In the event that any Condition Precedent has not been fulfilled or, to the extent permitted by law and this Agreement, has been waived by the Purchaser or the Seller (as the case may be) by the Long Stop Date, the Party or Parties for the benefit of which the relevant Condition Precedent has been stipulated may terminate this Agreement with immediate effect, by means of written notice to each other Party.

8.6                               In the event this Agreement is terminated pursuant to clauses 7.5, 7.6 and 8.5, this Agreement shall cease to have effect, with the exception of the Surviving Provisions. In the event of such termination no Party shall be liable towards any other Party except for any liability towards any other Party in respect of a breach of this Agreement that took place prior to termination and except for the break fee that may be due pursuant to clause 9.

9.                                     Break fee

9.1                               A break fee is payable by the Seller to the Purchaser in the event this Agreement is terminated, except in the event of a termination of this Agreement as a result of the Condition Precedent under 8.1(D) being invoked, equal to compensate the Purchaser for all costs reasonably incurred (including, for the avoidance of doubt, legal fees) by the Purchaser and/or the Investor in connection with the Transaction, the break fee that may become payable pursuant to this clause 9.1 always being maximised at €200,000.

10.                              Completion

10.1                        Completion shall take place at the offices of Stibbe N.V. in Amsterdam as soon as possible after the date on which the last Condition Precedent under clause 8.1 is satisfied or, where permitted, waived in writing by the relevant Party or Parties, save as the Seller and the Purchaser may agree otherwise in writing, which is expected to occur on or about five April 2012.

10.2                        Following the conclusion of the Economic Ownership Transfer Agreement and the execution of the Deed of Assignment in the Interim Period in accordance with clause 6.2, the Business shall be transferred by the Seller to the Purchaser by means of the execution by one of the notaries of Stibbe N.V. of a notarial deed of contribution in kind (akte van inbreng) (the “Deed of Contribution”) to be mutually agreed by the Seller and the Purchaser acting in good faith, pursuant to which the (class B) ordinary shares in the capital of the Purchaser underlying the uniQure DRs shall be issued to the Trust Foundation, with the Trust Foundation immediately subsequent issuing the uniQure DRs to the Seller. By means of the execution of the Deed of Contribution — as a consequence of which the Business shall be transferred — the Seller shall transfer to the Purchaser and the Purchaser shall accept from the Seller on the Completion Date:

(A)                               the Loan Notes and the Convertible Loan Note Agreement at a value equal to the nominal value and accrued interest and transfer of contract — the Parties agree and acknowledge that any and all rights under the Loan Notes and the Convertible Loan Note Agreement to convert any amount due under any Loan Note into shares in the Seller are terminated and extinguished as of the moment and by means of the execution of the Deed of Contribution;

(B)                               the Administration (also by giving the Purchaser possession (bezitsverschaffing) thereto and, if necessary, notification to third parties holding (parts of) the Administration for the Group);

(C)                               the Seller Loans at a value equal to the nominal value and accrued interest, in the event the Seller has not transferred the legal title to and economic ownership of these Seller Loans to the Subsidiaries between the Signing Date and the Completion Date, due to the existence of materially adverse consequences for the Seller or the Subsidiaries; and

(D)                               the Sale Shares.

10.3                        To transfer the Business, on the Completion Date the Purchaser shall assume from the Seller and the Seller shall transfer to the Purchaser the Guarantees, whilst the Seller shall forthwith upon request of the Purchaser request the creditors of the Guarantees in writing for their consent to the transfer of the Guarantees to the Purchaser.

10.4                        To the extent any Employees are employed by Seller and not by the Subsidiaries and have not been transferred to the Purchaser on the Completion Date as a result of the transfer of the Sale Shares such Employees (and the rights and obligations under the employment agreements with such Employees in force at the Completion Date) will be transferred to the Purchaser by operation of law as a result of transfer of undertaking (overgang van onderneming) in accordance with section 7:663 et sec. DCC.

10.5                        The Purchaser shall procure the due compliance with section 2:204b DCC in relation to the contribution in kind by means of the Deed of Contribution, including the preparation of the description of the contribution and the preparation of the auditor’s statement.

11.                              Co-operation following the Completion Date

11.1                        The Parties shall do all such further acts and execute all such further documents as shall be necessary to fully effect the transfer of any part of the Business following Completion. The Parties shall take all necessary steps and cooperate fully to ensure that the Purchaser acquires (or assumes, as the case may be) the Business and the Parties shall at first request execute such documents in such form as may be agreed between the Seller and the Purchaser and take such other steps as are necessary or appropriate for vesting in the Purchaser all of the Seller’s rights and interests in the Business.

11.2                        Insofar as any of the Contracts or any other (asset or liability that is) part of the Business cannot be effectively transferred to the Purchaser without the consent of a third party or except by an agreement of novation on the Completion Date and the Parties have nevertheless proceeded with the Completion, then:

(A)                               the Purchaser acting on behalf of the Seller shall use all reasonable endeavours to obtain such consent or to procure a novation as soon as is reasonably possible following the Completion Date;

(B)                               unless and until such consent is obtained or novation has taken place the Purchaser shall for its own account perform on behalf of the Seller (but at the Purchaser’s expense) all the obligations of the Seller existing under such Contracts or (other asset or liability that is) part of the Business and the Seller will observe and comply with Purchaser’s reasonable instructions in relation to the same;

(C)                               any and all benefits under such Contracts or other (asset or liability that is) part of the Business shall be for the account of the Purchaser, and if received by the Seller, shall be forthwith paid on to the Purchaser by the Seller; and

(D)                               the Purchaser and the Seller may decide in mutual consent to terminate certain Contracts.

11.3                        The Purchaser shall procure, with effect from the Completion Date, the release of the Seller from any (joint and/or several) Guarantees and other liabilities given by, assumed by or binding upon the Seller in relation to any of the liabilities of the Group. The Purchaser shall indemnify and hold the Seller harmless and, against all amounts to be paid by it to any such (joint and several) Guarantees and other liabilities with respect to the Business (whether relating to the period before or after Completion).

12.                              Post-Completion undertakings

12.1                        The objective of the Transaction is that at Completion the entire Business and all its historic, actual and future assets and liabilities are transferred to the Purchaser, effectively transforming the Seller in a listed shell company with the uniQure DRs as its single asset and without any liabilities and that the uniQure DRs shall be subsequently available for distribution to the Seller’s shareholders by way of the Distribution as further set out in clause 13. In view of this objective:

(A)                               the Purchaser will, provided that Completion has taken place, indemnify the Seller and hold the Seller fully harmless (vrijwaren en schadeloosstellen) against all claims, liabilities, losses, costs (including the costs of legal and other advisers), damages, charges, expenses, proceedings and actions relating or attributable to the Business, whether relating to the period before or after Completion;

(B)                               the Purchaser shall compensate the Seller on a euro for euro basis for all costs associated to its operations as from Completion until the moment that the liquidation terminates and the Seller ceases to exist as further set out in clause 13, including but not limited to the costs and fees incurred and to be incurred pursuant to the Excluded Contracts, the listing, the preparation of the financial statements for the financial year 2011 and other financial reports, the 2012 annual general meeting and the Tax arrangements set out in clause 16;

(C)                               the Purchaser shall at no cost make the services and assistance of the Employees available to the Seller to the extent reasonably required or desired in relation to the Seller’s operations as from Completion until the moment that the liquidation terminates and the Seller ceases to exist, including but not limited to services and assistance in relation to prepare financial statements and other financial reporting, required disclosures, compliance matters and matters associated to the dissolution and liquidation of the Seller as further set out in clause 13.

12.2                        The Purchaser shall, and shall procure that the Subsidiaries shall, promptly and timely provide copies taken from the Administration and all further information and documentation relating to the Business that the Seller may reasonably require for the purpose of preparing its financial statements or otherwise request.

12.3                        Except to the extent that liability arises from the gross negligence (grove nalatigheid) or wilful misconduct (opzet) of the relevant person, the Purchaser (by way of irrevocable third party stipulation for no consideration) shall indemnify each member of the Special Committee, the Executive Board and the Supervisory Board and hold them fully harmless (vrijwaren en schadeloosstellen) against all claims, liabilities, losses, costs (including the costs of legal and other advisers), damages, charges, expenses, proceedings and actions relating or attributable to the Transaction, including for the avoidance of doubt the dissolution, the Distribution and delisting as set out in clause 13, and shall furthermore procure that appropriate D&O insurance for the benefit of the Special Committee and the members of the Executive Board and Supervisory Board shall be available and remain available at the Purchaser’s costs from Completion until the moment that the liquidation terminates and the Seller ceases to exist.

13.                              Dissolution, Distribution and delisting

13.1                        If and to the extent the Extraordinary General Meeting adopts the resolution to approve the Transaction and subject to the execution of the Deed of Contribution, the Seller shall be dissolved in accordance with section 47.1 of the Seller’s articles of association and section 2:23a et seq. DCC with the Executive Board members becoming the liquidators of the Seller’s dissolved property.

13.2                        Because the Seller’s dissolved property will consist of the uniQure DRs issued to the Seller in consideration for the Business without any known financial liabilities, and the financial condition is expected to justify the same, it is intended that the liquidators shortly after the Completion Date make an advance liquidation distribution to the Seller’s shareholders by distributing and allocating to each such shareholder one uniQure DR for each share in the Seller held on the Distribution Record Date (the “Advance Distribution”). Should any liquidation surplus remain after the Advance Distribution, the liquidators will make a final liquidation distribution to the Seller’s shareholders of such remaining liquidation surplus as soon as reasonably possible after the liquidation accounts and plan of distribution have become final (such final distribution, if any, the “Final Distribution”, the Advance Distribution and the Final Distribution (if any) also, the “Distribution”).

13.3                        The Distribution, to the extent it concerns the distribution of the uniQure DRs, shall be an allocation of such securities where there is no element of choice on the part of the recipient, including no right to repudiate the allocation. Consequently, the Distribution is no “offer of securities to the public” in the meaning of Chapter 5.1 of the Financial Supervision Act (Wet op het financieel toezicht) and article 2.1 (d) of the Prospectus Directive (2003/71/EC - 2010/73/EU). As a result the Distribution does not require the publication of a prospectus, nor does any other element of the Transaction.

13.4                        The Purchaser shall procure that upon issue the uniQure DRs shall be included in the Euroclear Nederland operated book entry systems, enabling the Distribution of the uniQure DRs being settled through such book entry system, resulting in one uniQure DR being credited in the securities account of each of the Seller’s shareholder for each share in the Seller held on the Distribution Record Date.

13.5                        When the liquidation ends the Seller shall cease to exist, which shall effectively also result in the Seller’s delisting, to the extent the delisting cannot be achieved at an earlier date in consultation with Euronext Amsterdam and subject to such conditions as Euronext Amsterdam may propose.

14.                              Seller Warranties

14.1                        Subject to Completion and the provisions of this clause 14, the Seller represents and warrants to the Purchaser that each of the Seller Warranties is accurate on the Signing Date and shall be accurate on the Completion Date.

14.2                        The Purchaser acknowledges that the Seller Warranties are the only representations, warranties or other assurances of any kind on which the Purchaser may rely in entering into this Agreement. No statement made or information provided by or on behalf of the Seller, the Subsidiaries or any of their affiliates or advisors can be regarded as a representation, warranty or other assurance of any kind.

14.3                        Subject to the limitations of clauses 14.4 through 14.6, in the event of a breach of any Seller Warranty, the Seller shall, at the direction of the Purchaser, pay to the Purchaser or any other designated person, at the option of the Purchaser, an amount equal to:

(A)                               the amount necessary to place the Purchaser and the Subsidiaries in the position in which each of them would have been if the relevant breach had not occurred; or

(B)                               the actual amount of damage (schade) suffered or incurred by the Purchaser.

14.4                        The aggregate liability of the Seller pursuant to this clause 14 shall not exceed €1,000,000.

14.5                        The Purchaser’s right to claim compensation for damage for a breach of one or more of the Seller Warranties lapses on the earlier of (i) six months after the Signing Date and (ii) the moment on which the Seller dissolves, unless prior to the relevant expiry date valid notice of a valid claim has been given by the Purchaser to the Seller in accordance with clause 14.6.

14.6                       If the Purchaser becomes aware of anything that constitutes or may constitute a breach of or may be inconsistent with the Seller Warranties, the Purchaser will give immediate written notice to the Seller of all the relevant facts known at the time to the Purchaser. The Purchaser shall have no right to claim damages if the Purchaser has not initiated legal proceedings against the Seller within two months after the lapse of the relevant limitation period referred to clause 14.3.

15.                              Purchaser Warranties

15.1                        The Purchaser represents and warrants to the Seller that each of the Purchaser Warranties is accurate on the Signing Date and shall be accurate on the Completion Date.

15.2                        The Purchaser shall be liable to the Seller for and shall indemnify and hold the Seller harmless against all losses and damages (including, without limitation, all reasonably incurred legal fees and costs of litigation) suffered by the Seller as a result of a breach of one or more of the Purchaser Warranties.

16.                              Additional Tax arrangements

Tax indemnities

16.1                        The Purchaser will indemnify the Seller and hold the Seller fully harmless against all actions, claims, costs, interest and expenses (including fees of legal and other advisers), provided that these costs and expenses have been reasonably incurred, in relation to:

(A)                               any actual liability in respect of Tax for which the Seller is liable as a result of any event occurring before or on Completion Date or in respect of any profits earned or revenues realised before or on the Completion Date (excluding for the avoidance of doubt any Dutch dividend withholding tax), which are attributable to the Business and/or the Subsidiaries;

(B)                               any Secondary Tax Liability.

Due date for payment

16.2                        A payment to be made by the Purchaser under clause 16.1(A) or 16.1(B), shall be made within ten Business Days after the earlier of (i) the date on which the Seller and the Purchaser have agreed jointly (x) not to file an appeal against a Tax assessment or similar instrument which constitutes a payment obligation, or (y) not to file a further appeal against a decision with respect to a Tax Liability; (ii) the date on which a final decision is made on appeal with respect to a Tax Liability against which no further appeal is possible or (iii) the date on which the Seller, with the prior consent of the Purchaser, in the context of a Tax Liability has made a payment to any Tax Authority on the basis of a Tax assessment or similar instrument which constitutes a payment obligation which cannot be suspended or is paid to avoid interest or penalties.

Procedural arrangements

Seller’s Tax Matters

16.3                        The Parties agree that:

(A)                               the Seller or such professional advisers as the Seller may determine shall, with due observance of clause 16.3(E) and 16.3(F), conduct the preparation, submission and negotiation of all returns and computations, the preparation and submission of all correspondence relating to such returns and computations and the agreement of all matters relevant to the Tax position of the CIT Fiscal Unity, the Seller and, for any period ending on or before the Completion Date, the Subsidiaries (the “Seller’s Tax Matters”);

(B)                               the Seller and Purchaser will agree jointly on the date of termination of the Dutch fiscal unity for Dutch corporate income tax purposes within the meaning of article 15 Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) (the “CIT Fiscal Unity Termination Date”) and shall not shall take any positions in their Tax affairs inconsistent therewith. Within three months following the Completion Date, the Seller shall present the Purchaser with an Opening Balance Sheet The Purchaser is entitled to dispute the Opening Balance Sheet in writing within 10 Business Days after delivery thereof. In case the Seller and the Purchaser are not able to remove the objections of the Purchaser amicably within 5 Business Days, an Independent Tax Advisor shall decide on the objection and to the extent necessary revise the Opening Balance Sheet.

(C)                               Any Tax Relief attributable to the Business and/or the Subsidiaries shall be transferred by the Seller to the Purchaser or the Subsidiaries to the maximum extent possible, such that it will be available to the Purchaser or the Subsidiaries after Completion. In accordance with article 15af of the Dutch Corporate Income Tax Act, the Seller and the Subsidiaries shall, together with the CIT Tax return for the period during which the Fiscal Unity Termination Date occurs, submit a request to the Tax authorities to transfer to the Subsidiaries the remaining losses available for loss carry forward attributable to the Subsidiaries.

(D)                               the Purchaser shall, and shall procure that the Subsidiaries shall co-operate fully with the Seller for the purpose of the Seller’s Tax Matters and the compilation of the Opening Balance Sheet and will cause the Subsidiaries to provide the Seller promptly and timely with any information received by the Purchaser or the Subsidiaries, which is relevant to the Seller’s Tax Matters and with any information as deemed necessary by the Seller to compile the Opening Balance Sheet and upon the Seller’s first request with all reasonable information, documentation and assistance requested with reasonable priority and will provide Seller and its advisers access to the Subsidiaries’ books and records during reasonable business hours, to the extent reasonably required to assess the Tax position of the Seller;

(E)                                the Seller shall keep the Purchaser fully informed of the progress of all matters relating to the Seller’s Tax Matters and shall provide the Purchaser with copies of all written correspondence with any Tax Authority if and to the extent relevant for the Tax affairs of the Seller;

(F)                                 the Seller shall not, without the written consent of the Purchaser, file returns, make claims, elections or statements or enter into an agreement or settlement with any Tax Authority in respect of the Seller’s Tax Matters if such a return, claim, election, statement or such an agreement or settlement could reasonably lead to adverse Tax consequences for the Purchaser.

(G)                               the Subsidiaries shall, subject to clause 16.3(E) and 16.3(F) being fulfilled, immediately authorise, sign and submit to the relevant Tax Authority such returns and other ancillary information, accounts, statements and reports relating to a relevant Tax period and make such claims and elections and give such consents to comply with all procedural requirements in respect of the making or giving of such returns, ancillary information, accounts, statements and reports or such claims, elections or consents as the Seller may direct in writing to the extent that they relate to the Seller’s Tax Matters;

(H)                              if the Seller directs the Subsidiaries to make a payment for Wage Taxes, social securities and VAT to any Tax Authority in respect of any matter over which the Seller has conduct, the Subsidiaries shall make the payment to the relevant Tax Authority within two Business Days of the Subsidiaries receiving the written instruction from the Seller;

(I)                                   The Purchaser nor the Subsidiaries shall take any positions in their Tax affairs inconsistent with the Opening Balance Sheet (as revised by the Independent Tax Advisor).

16.4                        The Seller shall up to the Completion Date continue its Tax affairs and the Tax affairs of the Subsidiaries in a manner consistent with past practice (bestendige gedragslijn), and:

(A)                               the Seller shall not deviate and shall cause the Subsidiaries not to deviate from the principles consistently applied and the courses of action consistently followed in respect of (i) the determination of the profit for Tax purposes (fiscale winstbepaling); and (ii) the valuation of the assets and liabilities for Tax purposes; and

(B)                               the Seller shall ensure that no decisions or any other actions are taken by it or the Subsidiaries which may prejudice or otherwise cause an adverse change in its Tax position or the Tax position of the Subsidiaries, unless required by applicable Tax law or written permission has been granted by the Purchaser

The terms ‘consistently applied principles’ and ‘course of action consistently followed ‘ in the previous sentence, inter alia, relate to the depreciation schedule, transfer pricing, and the moment revenue, income, gain, loss, cost and expenditures are recognised for Tax and accounting purposes.

Purchaser’s Tax Matters

16.5                        With effect from Completion, the Purchaser and its advisers shall have sole conduct of all Tax affairs of the Subsidiaries other than the Seller’s Tax Matters.

Conduct of Tax Claims

16.6                        Subject to Completion, if the Seller receives any Tax Claim, the Seller shall give or procure that notice in writing is given to the Purchaser as soon as is reasonably practicable.

16.7                        The Purchaser shall be entitled at its own expense to resist the Tax Claim in the name of the Seller or as the case may be the Subsidiaries and to have the conduct of any appeal, dispute, compromise or defence of the Tax Claim and of any incidental negotiations and the Seller will give and procure the Subsidiaries to give the Purchaser all reasonable co-operation, access and assistance for the purposes of considering and resisting the Tax Claim.

16.8                        If the Purchaser does not elect to resist that Tax Claim in the name of the Seller, the Seller shall give the Purchaser drafts of all communications it intends to make in relation to the Tax Claim at least five Business Days before the communication is made, shall make such amendments as the Purchaser shall request unless, in the reasonable opinion of the Seller, such amendments may adversely affect the tax position of the Seller, before it makes such communication and shall promptly provide the Purchaser with copies of all correspondence relating to the Tax Claim.

VAT

16.9                        The Seller shall cause the request referred to in article 43, paragraph 1 of the Dutch Collection Tax Act 1990 (Invorderingswet 1990) to be submitted to the competent Tax Authorities on the Completion Date in order to effectuate the termination of the Dutch fiscal unity for Dutch VAT purposes within the meaning of article 7 paragraph 4 Dutch VAT Act 1968 (Wet op de omzetbelasting 1968) between the Seller and the Subsidiaries as from the Completion Date (the “VAT Fiscal Unity Termination Date”).

16.10                 The Seller and the Purchaser shall determine jointly whether there are registrations for VAT purposes of the Seller’s Group outside The Netherlands that have to be terminated and shall cause the termination of such registration(s). The Purchaser shall in its sole discretion determine whether to apply for new registrations for VAT purposes of the Purchaser’s Group, as from the Completion Date.

Confidentiality

16.11                 Any information obtained by a Party from another Party in connection with any Tax matters to which this clause 16 applies shall be kept confidential, except as otherwise provided in this Agreement and except as may be otherwise necessary in connection with the filing of tax returns or claims for refund or in conducting an audit or other tax proceedings relating to the disclosing party or to comply with any statutory requirements.

Miscellaneous

16.12                 The provisions of this clause 16 exhaustively constitute the obligations of the Seller relating to Tax.

17.                              Confidentiality/Public Announcement

17.1                        Except to the extent required by law (including the SER Merger Code 2000) or applicable stock exchange regulations and in case of such requirement only after prior consultation with the other Party (to the extent reasonably practicable), the Parties will not disclose the content of this Agreement and the discussions and negotiations to any third party.

17.2                        The Parties will consult and agree in advance with each other on the timing and tenor of any public announcement with respect to the Transaction, provided however that no Party shall be required to abstain from any public announcement that that is required by law or applicable stock exchange regulations.

17.3                        Nothing in this clause 17 shall affect the rights and obligations of the relevant Parties under the Confidentiality and Standstill Agreement.

17.4                        Immediately after the execution of this Agreement, the Seller shall issue the press release in the agreed form attached as schedule 7.

18.                              Binding Effect/Assignment

18.1                        All the terms, provisions, warranties, covenants and conditions of this Agreement shall only be binding upon and inure to the benefit of and be enforceable by the Parties after this Agreement has been signed by the Parties.

18.2                        Except as expressly provided otherwise, this Agreement does not contain any third-party stipulation (derdenbeding).

18.3                        This Agreement and any rights and obligations of the Parties hereto may not be transferred, assigned or delegated by any Party to a third party without the prior written consent of the Seller.

19.                              Partial Invalidity

19.1                        In the event that one or more clauses of this Agreement or of the Schedules are established to be non-binding, the other clauses of this Agreement and of the Schedules will continue to be effective. The Parties are obliged to replace the non-binding clauses with other clauses that are binding, in such a way that the new clauses differ as little as possible from the non-binding clauses, taking into account the object and the purpose of this Agreement.

20.                              Entire Agreement; counterparts

20.1                        This Agreement including the Schedules thereto contains all arrangements, which the Parties have made on the subject. They shall replace and supersede all other (previous) arrangements and agreements, which the Parties have made or have entered into on the subject. This Agreement can only be altered or modified by means of a document signed by the Parties.

20.2                        This Agreement may be executed in any number of counterparts by the Parties to it, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.                              Expenses

21.1                        Each of the Parties hereto shall pay its own expenses incurred or to be incurred in connection with the negotiation and preparation of this Agreement and the transactions contemplated thereby, except for the expenses incurred or to be incurred by the Investor, which expenses shall be borne by the Purchaser.

22.                              Dissolution and Annulment

22.1                        Each of the Parties hereby waives the right, and each of the Parties accepts the same, to cancel (opzeggen), to dissolve or bring an action to dissolve this Agreement (ontbinding) and/or to annul or bring an action to annul this Agreement (vernietiging) or alter this Agreement on the basis of unforeseen circumstances (onvoorziene omstandigheden) or suspend (opschorten) any of the obligations assumed hereunder as from the moment of its execution.

22.2                        Each of the Parties hereby further waives, and each of the Parties accepts the same for the other Parties, the applicability of title 1 of Book 7 DCC.

23.                              Notices

23.1                        All announcements or notices to the Parties will be done in writing and delivered to the relevant Party at its address specified in Schedule 8 as long as a Party does not give notice to the other Parties of any other address.

23.2                        Subject to clause 23.3, in the absence of evidence of earlier receipt, any notice or other communication given under this Agreement shall be deemed to have been duly given as follows:

(A)                               if delivered personally or by courier, on delivery;

(B)                               if sent by registered mail, two clear Business Days after the date of posting; and

(C)                               if sent by email, at the time of completion of transmission provided that the recipient of the email acknowledges receipt of such email.

23.3                        Any notice given under this Agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

24.                              Governing law and Jurisdiction

24.1                        This Agreement and any contractual and non contractual obligations arising there from shall be governed exclusively by Dutch law.

24.2                        All disputes arising out of or in connection with this Agreement or further agreements resulting thereof shall be settled by arbitration in accordance with the rules of the Netherlands Arbitration Institute (Nederlands Arbitrage Instituut). The Arbitral Panel will consist of three arbitrators and the proceedings will be conducted in English (unless the Parties agree otherwise) in Amsterdam, The Netherlands. The Arbitral Panel will rule in accordance with provisions of Dutch law.

[signature pages follow ]

This Agreement is executed in three copies in Amsterdam on 16 February 2012 by:

Amsterdam Molecular Therapeutics (AMT) Holding N.V.		Amsterdam Molecular Therapeutics (AMT) Holding N.V.

/s/Jörn Aldag		/s/PJ Morgan
By: Mr. J. Aldag		By: Mr. P.J. Morgan
Title: Chief Executive Officer		Title: Chief Financial Officer

uniQure B.V.		uniQure B.V.

/s/H.A. Slootweg		/s/M.A. van Osch
By: Forbion 1 Co II Management B.V.		By: Forbion 1 Co II Management B.V.
Title: Director		Title: Director
By:	H.A. Slootweg	By:	M.A. van Osch
Title:	Director	Title:	Director

Amsterdam Molecular Therapeutics (AMT) B.V.		Amsterdam Molecular Therapeutics (AMT) B.V.

/s/ Jörn Aldag		/s/PJ Morgan
By: Amsterdam Molecular Therapeutics (AMT) Holding N.V.		By: Amsterdam Molecular Therapeutics (AMT) Holding N.V.
Title: Director		Title: Director
By: Mr. J. Aldag		By: Mr. P.J. Morgan
Title: Chief Executive Officer		Title: Chief Financial Officer

Amsterdam Molecular Therapeutics (AMT)IP B.V.		Amsterdam Molecular Therapeutics (AMT)IP B.V.

/s/ Jörn Aldag		/s/PJ Morgan
By: Amsterdam Molecular Therapeutics (AMT) Holding N.V.		By: Amsterdam Molecular Therapeutics (AMT) Holding N.V.
Title: Director		Title: Director
By: Mr. J. Aldag		By: Mr. P.J. Morgan
Title: Chief Executive Officer		Title: Chief Financial Officer

Forbion Co-Investment II Coöperatief U.A.		Forbion Co-Investment II Coöperatief U.A.

/s/H.A. Slootweg		/s/M.A. van Osch
By: Forbion 1 Co II Management B.V.		By: Forbion 1 Co II Management B.V.
Title: Director		Title: Director
By:	H.A. Slootweg	By:	M.A. van Osch
Title:	Director	Title:	director

Coöperatieve AAC LS U.A.		Coöperatieve AAC LS U.A.

/s/H.A. Slootweg		/s/M.A. van Osch
By: Forbion 1 Management B.V.		By: Forbion 1 Management B.V.
Title: Director		Title: Director
By:	H.A. Slootweg	By:	M.A. van Osch
Title:	Director	Title:	director

FORBION Co-Investment COÖPERATIEF U.A.		FORBION Co-Investment COÖPERATIEF U.A.

/s/H.A. Slootweg		/s/M.A. van Osch
By: Forbion 1 Management B.V.		By: Forbion 1 Management B.V.
Title: Director		Title: Director
By:	H.A. Slootweg	By:	M.A. van Osch
Title:	Director	Title:	director

SCHEDULE 1 — CONFIDENTIALITY AND STANDSTILL AGREEMENT

22 December 2011

Confidentiality and Standstill Agreement

between

Amsterdam Molecular Therapeutics (AMT) Holding N.V.

and

Forbion I Management B.V.

relating to Project Kairos

Simmons & Simmons

Simmons & Simmons LLP PO Box 79023 1070 NB Claude Debussylaan 247 1082 MC Amsterdam The Netherlands

T +31 20 722 2500 F +31 20 722 2599

Simmons & Simmons LLP is a limited liability partnership registered with the Registrar of Companies for England & Wales with number OC352713 and with its registered office at CityPoint, One Ropemaker Street, London EC2Y 9SS, United Kingdom, as well as registered with the trade register kept with the Chamber of Commerce in Amsterdam, the Netherlands, with number 51088282 with registered office at the above address.  The word “partner” refers to a member of Simmons & Simmons LLP or an employee or consultant with equivalent standing and qualifications. A list of members and other partners and their professional qualifications is available for inspection at all our offices. Our terms of business, which contain a limitation of our liability, apply to all our services.

CONTENTS

1.	Definitions	1

2.	Confidentiality of Information	2

3.	Further undertakings by the Recipient	3

5.	No representation	3

6.	Amendments	4

7.	Inside information	4

8.	Term	4

9.	Governing law and Jurisdiction	4

i

CONFIDENTIALITY AND STANDSTILL AGREEMENT

BETWEEN:

[(1)                            Amsterdam Molecular Therapeutics (AMT) Holding N.V. a public company (naamloze vennootschap), incorporated under the laws of the Netherlands with its registered office (zetel) in Amsterdam, and its business address at Meibergdreff 61,105 BA, Amsterdam Zuidoost and registered with the Dutch Commercial Register (Handelsregister) of Amsterdam under number 33301321 (“Company”); and

(2)                                Forbion I Management B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid)], incorporated under the laws of the Netherlands with its registered office (zetel) in Amsterdam, and its business address at Gooimeer 2-35, 1411 DC Naarden and registered with the Dutch Commercial Register (Handelsregister) of Amsterdam under number 34249888 (the “Recipient”).

The Company and the Recipient, jointly the “Parties”.

WHEREAS:

(A)                               the Recipient is interested in investigating the possibilities of pursuing a transaction (“Transaction”) involving certain or all assets of the Company or an alternative transaction regarding the Company and its subsidiaries (all together, including any affiliates, hereinafter referred to as the “Group”), in the context of which the Recipient may receive certain Information (as defined herein);

(B)                               in consideration of the Company’s willingness to make Information available to the Recipient and in order to enable the Recipient to evaluate the Transaction, the Recipient hereby commits to keep the Information confidential and to comply with the standstill provisions, all in accordance with this Agreement.

DECLARE TO HAVE AGREED AS FOLLOWS:

1.                                     Definitions

1.1                               In this Agreement the following capitalised words shall have the following meanings:

“Agreement” means this Confidentiality and Standstill Agreement;

“Information” means any information or data relating to the Transaction, the Group, the Group’s assets and liabilities, the shareholders of the Company and/or any of their respective affiliates, whether received orally, in writing, electronically, visually or in any other form and whether before or after the date of this Agreement, together with all analyses, memoranda, reports, documents, data or information which contain or reflect information or data as aforementioned. “Information” does not include any information which:

(A)                               was, as at the date of its disclosure to the Recipient, public knowledge, or which subsequently to the date of its disclosure, becomes public knowledge other than by reason of any breach of this Agreement;

(B)                               is lawfully obtained by the Recipient through any other source and without any express or implicit obligation of confidentiality.

1

(C)                               is required to be disclosed by (i) any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, or (ii) the rules of any stock exchange on which the shares or other securities of the Company are listed; and

(D)                               is disclosed with prior written consent of the Company, subject to the conditions set forth in such written consent.

“Group” as defined above;

“Company” as defined above;

“Inside Information” as defined in clause 6.1;

“Recipient Representative” as defined in clause 2.6;

“Parties” as defined above; and

“Transaction” as defined above.

1.2                               In this Agreement a reference to the Group, the Recipient or any of their respective affiliates shall include a reference to the managing directors, supervisory directors, shareholders, employees and advisers of the Group, the Recipient and their respective affiliates.

1.3                               In this Agreement any reference to a person includes a reference to persons and corporate bodies including partnerships.

1.4                               In this Agreement a reference to an “affiliate” shall be construed as a reference to a group company within the meaning of section 2:24b of the Dutch Civil Code.

2.                                     Confidentiality of Information

2.1                               The Recipient shall hold the Information strictly confidential and shall not without the prior written consent of the Company:

(A)                              reveal (or cause to be revealed), disclose (or cause to be disclosed), make (or cause to be made) available or publish (or cause to be published) the Information, or any part thereof, in any shape, form or manner; or

(B)                              use (or cause to be used) or make (or cause to made) use of the Information, or any part thereof, for any purpose other than in connection with the Transaction;

it being understood that Information obtained by any Recipient Representative that holds a position with the Company, whether as supervisory board member, advisor, or otherwise, may continue to be used by such persion in fulfilling his (statutory) obligations via-à-vis the Company in ordinary course.

2

2.2                               The Recipient shall keep confidential and not disclose to anyone the existence and/or nature of the negotiations in relation to the Transaction, the existence of this Agreement or the fact that the Information has been made available.

2.3                               If the Recipient becomes aware of the confidentiality of Information having been breached or is threatened to be breached, it shall immediately notify the Company of the same and in consultation with the Company take all necessary steps to mitigate the effects of such (threatened) breach.

2.4                               The Recipient shall immediately inform (to the extent permitted by law) the Company of any requirement to disclose or request or order for any disclosure referred to in clause 1.1(C) and inform the Company of the full circumstances in relation thereto.

2.5                              The restrictions on disclosure and use set out in this Agreement apply similarly to all documents and (computerised) data prepared by or on behalf of the Recipient containing or based on the Information.

2.6                               The restrictions on disclosure and use set out in this Agreement apply similarly to the Recipient’s (ultimate) parent compan(y)(ies), its and their affiliates, advisers, agents, representatives, directors and employees (each such party a “Recipient Representative”).

2.7                               The Recipient shall be allowed to make the Information available to a Recipient Representative solely on a need to know basis and provided that these persons are bound by at least equivalent confidentiality obligations and restrictions towards the Recipient. The Recipient shall inform each such Recipient Representative to whom the Information may be made available and to whom Information is disclosed about the restrictions as to the use and the disclosure of the Information set out herein and shall ensure that each such Recipient Representative shall observe those restrictions.

2.8                               The Recipient is responsible for any breach of this Agreement, which includes a breach by or resulting from a Recipient Representative’s breach of any such equivalent confidentiality obligations and restrictions.

3.                                     Further undertakings by the Recipient

3.1                               The Recipient shall not, and shall procure that the Recipient Representatives which were provided with Information shall not, without the prior written consent of the Company, directly or indirectly, contact, solicit or entice away any employee (including directors and managers) of the Company or its subsidiaries or affiliates.

3.2                               At the earlier event of the termination of this Agreement or the termination of the discussions in respect of the Transaction, the Recipient shall (and shall cause the Recipient Representative’s to) return to the Company, at the Company’s first request, all Information and all copies thereof. In addition, the Recipient shall (and shall cause the Recipient Representative’s to) destroy (or produce evidence of the destruction of) any documents or data (including data held in computerised forms) which contain or are based on the Information.

4.                                     No representation

4.1                               The Recipient acknowledges and agrees that neither the Company, nor any of its officers, employees or advisers (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Information or the assumption on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Information or otherwise be liable to the Recipient or any other person (including any Recipient Representative) in respect to the Information.

3

5.                                     Amendments

The terms of this Agreement and the obligations under this Agreement of the Parties may only be amended or modified by written agreement between Parties.

6.                                     Inside information and Standstill

6.1                               The Recipient agrees and acknowledges that some or all of the Information provided, is or may qualify as or contain inside information (voorwetenschap) as defined in section 5:53 of the Dutch Act on Financial Supervision (Wet op het financieel toezicht) (“Inside Information”) and that the use of such Inside Information may be regulated or prohibited by applicable legislation relating to insider dealing.

7.                                     Term

7.1                               Unless otherwise provided in this Agreement, and except as otherwise required by applicable laws, this Agreement will remain effective for a period of six months after the date hereof, unless amended or terminated earlier in writing by mutual consent between the Parties hereto.

7.2                               Subject to clause 7.1, the obligations in this Agreement are continuing and, in particular, shall survive the termination of any discussions or negotiations between the Parties.

8.                                     General provisions

8.1                               The Parties to this Agreement waive their rights, if any, to annul (vernietigen), (partly) rescind, (partly) dissolve (ontbinden) or cancel this Agreement, or to request annulment, (partly) rescission, (partly) dissolution or cancellation of this Agreement, including on the basis of section 6:228 or 6:265 of the Dutch Civil Code.

8.2                               This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document and that each signatory may deliver a signed copy of this Agreement by fax and that any such faxed copy shall be deemed to be an original for all purposes.

9.                                     Governing law and Jurisdiction

9.1                               This Agreement and any contractual and non contractual obligations arising therefrom shall be governed exclusively by Dutch law.

9.2                               All disputes arising out of or in connection with this Agreement shall be settled by the competent court in Amsterdam, the Netherlands, subject to appeal and appeal in the second instance. The Parties irrevocably waive any rights that they may have or acquire to object to the jurisdiction of these courts.

***

4

Amsterdam Molecular
Therapeutics (AMT) Holding N.V.	Forbion I Management B.V.

	/s/L.P.A Bergstein	/s/M.A. van Osch
Name:	Name: L.P.A. Bergstein	M.A. van Osch
Title:	Title: Director	Director
Date:	Date 22/12/11	22/12/11

5

SCHEDULE 2 — FAIRNESS OPINION

Ernst & Young LLP
1 More London Place
London SE1 2AF

Tel: 020 7951 2000
Fax: 020 7951 1345
www.ey.com/uk

17 February 2012
The Special Committee of the Supervisory Board	Your ref:
Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Our ref:	TAS/VBM/ST/SD
Meibergdreef 61
1105 BA Amsterdam	Direct line:	020 7951 4302
The Netherlands	Email:	staylor11@uk.ey.com

For the attention of F. Verdonck

Dear Sirs

Amsterdam Molecular Therapeutics (AMT) Holding N.V.

Related to the proposed transaction (the “Transaction”) to acquire the assets and liabilities of Amsterdam Molecular Therapeutics (AMT) Holding N.V. (“AMT” or the “Company”) in exchange for Depositary Receipts for Ordinary Shares issued by a Foundation Trust (Stichting Administratiekantoor) holding Ordinary Shares in the capital of uniQure B.V., the Supervisory Board and Management Board of AMT have requested Ernst & Young Transaction Advisory Services, as independent adviser, to give its opinion as to whether the transaction is fair and reasonable so far as shareholders are concerned. The Transaction would include the Company’s manufacturing facility, portfolio of intellectual property rights and AMT’s employees.  The consideration and other terms relating to the Transaction are described in the shareholder circular dated 17 February 2012 (the “Shareholder Circular”).

In arriving at our opinion as set out below, we have, amongst other things:

1. Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

2. Reviewed certain information, including financial forecasts relating to AMT’s business, the future earnings and cash flow expectations, details of the business assets and liabilities, and prospects for the commercialisation of certain gene therapy related products, as provided to us by the Company;

3. Conducted discussions with members of senior management of the Company concerning the matters described in points 1 and 2 above, as well as the corporate plans, financing strategies and the future financial prospects before and after giving effect to the Transaction;

4. Reviewed a copy of the final draft of the Shareholders Circular dated 17 February 2012;

5. Reviewed the market price and recent historical share price trends for the outstanding shares of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

6. Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

7. Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

8. Performed certain valuation analysis related to the potential future cashflows pertaining to the major research and development product assets of the Company;

9. Held discussions with representatives of the Company’s financial adviser and legal adviser; and

10. Reviewed such other financial information and taken into account such other matters as we deemed necessary, including our assessment of general economic, market and financial conditions.

In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by us, or publicly available.  We have not assumed any responsibility for independently verifying such information. In addition, we have not undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company, or indeed any of the proposed Investors, or been provided with any such evaluation or appraisal nor have we evaluated the solvency or fair value of the Company or any of the Investors themselves under any laws relating to insolvency, bankruptcy, or any similar matters.

Furthermore, we have not assumed any obligation to conduct any physical on-site inspections of AMT’s properties or manufacturing facilities.

In providing this opinion, we have assumed that the Transaction will be completed on the terms described in the draft Shareholders Circular reviewed by us.  With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed that it has been reasonably and diligently prepared and reflects the contemporaneous estimates, judgment and views of the Company’s management as to the expected future financial performance of AMT.

We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction to proceed, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction.

In connection with the preparation of this opinion, we have not been authorised by the Company to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

Our opinion is based upon market, economic, financial and other conditions as they exist, and on the information made available to us, as of the date of this letter.

We will receive a fee from the Company for our services, none of which is contingent upon the completion of the Transaction.  We have not provided financial advisory or financing services to the Company, but may do so and may receive fees for the rendering of such services in the future.

This opinion is solely for the use and benefit of the Special Committee of the Supervisory Board of the Company in its evaluation of the Transaction and shall not be used for any other purpose whatsoever.  This opinion is not intended to be relied upon or confer any rights or remedies upon any creditor or employee. This opinion shall not, in whole or in part, be disclosed, disseminated, summarised or referred to, for any purpose other than for the purpose of public disclosure within the final Shareholders Circular related to this Transaction.

Our opinion does not address the merits of the decision by the Company to recommend the Transaction and does not constitute a recommendation to any shareholders as to how they should vote on the proposed Transaction.

On the basis of the above, we are of the opinion that, as of the date of this letter, the Transaction is fair and reasonable so far as AMT shareholders are concerned.

Ernst & Young LLP
United Kingdom

SCHEDULE 3 — IPR AND FURTHER ASSETS AND LIABILITIES

Part 1 — Intellectual Property Rights

“Intellectual Property Rights” means the intellectual property rights of the Group in relation to the Business, such as but not limited to (a) patents, trade marks, service marks, registered designs, trade, business and company names, internet domain names and e-mail addresses, unregistered trade marks and service marks, copyrights, database rights, know how, rights in designs and inventions and applications and rights to apply for any of those rights; (b) the rights to sue for past infringements of any of the foregoing rights, including those set out in the table below.

LIST OF TRADEMARKS

	Catchword	Type	Country	Classes	Appl.No.	Appl.date	Reg.No.	Reg.date	Ren.date	Applicant	Status	Case No.	Watch
1.	AMT	Wordmark	BX	01, 05, 42	996846	13-09-01.	696184	13-09-01.	13-09-11.	AMT B.V.	Registered	T17138BX00	Yes
2.	AMT	Wordmark	CA	01, 05, 42	1130879	12-02-02.	630501	19-01-05.	19-01-20.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T17138CA00	Yes
3.	AMT	Wordmark	EU	01, 05, 42	2573137	11-02-02.	2573137	03-07-03.	11-02-22.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T17138EU00	Yes
4.		Logotype	BX	01, 05, 42	996845	13-09-01.	700080	13-09-01.	13-09-11.	AMT B.V.	Registered	T17139BX00	Yes
5.	AMT	Wordmark	CA	01, 05, 42, 44	1478301	23-04-10.				Amsterdam Molecular Therapeutics (AMT) IP B.V.	Pending	T55829CA00	Yes

1

6.	AMT	Wordmark	EU	01, 05, 42, 44	8640237	26-10-09.	8640237	10-05-10.	26-10-19.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T55829EU00	Yes
7.	AMT	Wordmark	US	01, 05, 42	85/021857	23-04-10.				Amsterdam Molecular Therapeutics (AMT) IP B.V.	Pending	T55829US00	Yes
8.	AMT	Wordmark	US	44	85/368007	11-07-11.				Amsterdam Molecular Therapeutics (AMT) IP B.V.	Pending	T55829US01	Yes
9.	AMT	Wordmark	CH (WO)	01, 05, 42, 44	8640237-01	23-04-10.	1040425	23-04-10.	23-04-20.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T55829WO00	Yes
10.		Logotype	CH	05	536152008	06-04-09.	587323	09-06-09.	06-04-19.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T56005CH00	No
11.		Logotype	IL	05	209906	24-03-08.	209906	07-02-10.	24-03-18.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56005IL00	No

2

12.	Logotype	IS	05	10692009	22-04-09.	3772009	02-06-09.	02-06-19.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56005IS00	No
13.	Logotype	JO	05	100494	23-04-08.	100494	23-04-08.	23-04-18.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56005JO00	No
14.	Logotype	NO	05	200905089	21-04-09.	251774	14-07-09.	14-07-19.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56005NO00	No
15.	Logotype	TR	05	200925333	18-05-09.	200925333	04-05-10.	18-05-19.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56005TR00	No
16.	Logotype	EU	01, 05, 42, 44	8640252	26-10-09.	8640252	10-05-10.	26-10-19.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T55830EU00	Yes

3

17.	Logotype	US	01, 05, 42, 44	85/021908	23-04-10.				Amsterdam Molecular Therapeutics (AMT) IP B.V.	Pending	T55830US00	Yes
18.	Wordmark	EU	01, 05, 42, 44	9599937	15-12-10.	9599937	26-04-11.	15-12-20.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T56839EU00	Indirect watch
19.	Wordmark	US	01, 05, 42, 44	85/338438	06-06-11.				Amsterdam Molecular Therapeutics (AMT) IP B.V.	Pending	T56839US00	Indirect watch
20.	Wordmark	JP (WO)	05	9599937_01	03-06-11.	1089500	03-06-11.	03-06-21.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T56839WO00	Indirect watch
21.	Wordmark	TR (WO)	05	9599937_01	03-06-11.	1089500	03-06-11.	03-06-21.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T56839WO00	Indirect watch

4

22.	DELIVERING CURE	Wordmark	AE	05	113972	03-06-08.	150481	09-12-11.	03-06-18.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56004AE00	No
23.	DELIVERING CURE	Wordmark	BH	05	64727	18-03-08.				Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56004BH00	No
24.	DELIVERING CURE	Wordmark	CA	5	1388257	20-03-08.				Amsterdam Molecular Therapeutics (AMT) IP B.V.	Pending	T56004CA00	No
25.	DELIVERING CURE	Wordmark	IR	05	86122678	18-03-08.	157479	14-09-08.	18-03-18.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56004IR00	No
26.	DELIVERING CURE	Wordmark	JP	05	2008023029	27-03-08.	5343913	06-08-10.	06-08-20.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T56004JP00	No
27.	DELIVERING CURE	Wordmark	LB	05	2449	08-04-08.	116062	24-04-08.	24-04-23.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56004LB00	No
28.	DELIVERING CURE	Wordmark	LY	05	17093	05-02-09.				Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56004LY00	No
29.	DELIVERING CURE	Wordmark	MA	05	118083	19-06-08.	118083	17-11-08.	19-06-18.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56004MA00	No
30.	DELIVERING CURE	Wordmark	OM	05	49398	19-03-08.	49398	11-08-09.	19-03-18.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56004OM00	No

5

31.	DELIVERING CURE	Wordmark	QA	05	50165	03-04-08.	50165	20-03-11.	03-04-18.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56004QA00	No
32.	DELIVERING CURE	Wordmark	RU	05	2008707490	14-03-08.	381651	16-06-09.	14-03-18.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56004RU00	No
33.	DELIVERING CURE	Wordmark	SY	05	3814	22-04-08.				Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56004SY00	No
34.	DELIVERING CURE	Wordmark	TN	05	EE080755	19-03-08.	EE080755	26-01-10.	19-03-18.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56004TN00	No
35.	DELIVERING CURE	Wordmark	US	05	77/421590	13-03-08.				Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56004US00	No
36.	DELIVERING CURE	Wordmark	ZA	05	200805836	14-03-08.	200805836	14-03-08.	14-03-18.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56004ZA00	No
37.		Logotype	EU	05, 44	8640609	26-10-09.	8640609	10-05-10.	26-10-19.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T55831EU00	Yes
38.		Logotype	US	05, 44	85/021938	23-04-10.				Amsterdam Molecular Therapeutics (AMT) IP B.V.	Pending	T55831US00	Yes

6

39.	GLYBERA	Wordmark	AE	05	101941	31-10-07.				Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56001AE00	Yes
40.	GLYBERA	Wordmark	AU	05	1176048	14-05-07.	1176048	12-12-07.	14-05-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56001AU00	Yes
41.	GLYBERA	Wordmark	BH	05	62689	07-01-08.	62689	07-01-08.	07-01-18.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56001BH00	Yes
42.	GLYBERA	Wordmark	CA	5	1355754	16-07-07.				Amsterdam Molecular Therapeutics (AMT) IP B.V.	Pending	T56001CA00	Yes
43.	GLYBERA	Wordmark	CH	05	551392007	14-05-07.	562178	11-09-07.	14-05-17.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T56001CH00	Yes
44.	GLYBERA	Wordmark	DZ	05	72791	24-10-07.				Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56001DZ00	Yes
45.	GLYBERA	Wordmark	EG	05	208229	22-10-07.				Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56001EG00	Yes
46.	GLYBERA	Wordmark	EU	05, 44	5901269	01-05-07.	5901269	14-05-09.	01-05-17.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T56001EU00	Yes
47.	GLYBERA	Wordmark	IL	05	204800	21-10-07.	204800	11-08-09.	21-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56001IL00	Yes

7

48.	GLYBERA	Wordmark	IS	05	14642007	14-05-07.	8122007	04-07-07.	04-07-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56001IS00	Yes
49.	GLYBERA	Wordmark	JO	05	99133	24-10-07.	99133	01-05-07.	01-05-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56001JO00	Yes
50.	GLYBERA	Wordmark	JP	05	2007054257	30-05-07.	5088657	02-11-07.	02-11-17.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T56001JP00	Yes
51.	GLYBERA	Wordmark	LB	05	6612	23-10-07.	113370	25-10-07.	25-10-22.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56001LB00	Yes
52.	GLYBERA	Wordmark	LY	05	16593	22-12-08.				Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56001LY00	Yes
53.	GLYBERA	Wordmark	MA	05	113550	23-10-07.	113550	23-10-07.	23-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56001MA00	Yes
54.	GLYBERA	Wordmark	NO	05	200705606	15-05-07.	241553	19-10-07.	19-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56001NO00	Yes
55.	GLYBERA	Wordmark	NZ	05	768310	14-05-07.	768310	15-11-07.	14-05-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56001NZ00	Yes
56.	GLYBERA	Wordmark	OM	05	47462	22-10-07.	47462	24-08-08.	22-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56001OM00	Yes

8

57.	GLYBERA	Wordmark	QA	05	47253	31-10-07.	47253	31-12-09.	31-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56001QA00	Yes
58.	GLYBERA	Wordmark	RU	05	2008707340	13-03-08.	377215	20-04-09.	13-03-18.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56001RU00	Yes
59.	GLYBERA	Wordmark	SA	05	125692	12-01-08.	1156/45	25-04-10.	12-09-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56001SA00	Yes
60.	GLYBERA	Wordmark	SY	05	4268	28-10-07.				Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56001SY00	Yes
61.	GLYBERA	Wordmark	TN	05	EE072667	24-10-07.	EE072667	19-05-09.	24-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56001TN00	Yes
62.	GLYBERA	Wordmark	TR	05	2007026778	17-05-07.	200726778	17-05-07.	17-05-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56001TR00	Yes
63.	GLYBERA	Wordmark	US	05	77/179356	11-05-07.	3972244	07-06-11.	07-06-21.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T56001US00	Yes
64.	GLYBERA	Wordmark	ZA	05	200723919	19-10-07.	2007/23919	19-10-07.	19-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56001ZA00	Yes
65.		Logotype	EU	05, 44	8640641	26-10-09.	8640641	10-05-10.	26-10-19.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T55832EU00	Indirect watch

9

66.		Logotype	US	05, 44	85/021985	23-04-10.				Amsterdam Molecular Therapeutics (AMT) IP B.V.	Pending	T55832US00	Indirect watch
67.	LPLCHIP	Wordmark	CA	1, 10, 42, 44, 5, 9	1474070	22-03-10.				Amsterdam Molecular Therapeutics (AMT) IP B.V.	Pending	T55770CA00	Yes
68.	LPLCHIP	Wordmark	EU	01, 05, 09, 10, 42, 44	8590911	02-10-09.	8590911	31-05-10.	02-10-19.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T55770EU00	Yes
69.	LPLCHIP	Wordmark	US	1, 5, 9	77/964892	22-03-10.	3972502	07-06-11.	07-06-21.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T55770US00	Yes
70.	LPLCHIP	Wordmark	CH (WO)	01, 05, 09, 10	8590911-01	06-04-10.	1036745	06-04-10.	06-04-20.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T55770WO00	Yes
71.	LPLCHIP	Wordmark	IS (WO)	01, 05, 09, 10	8590911-01	06-04-10.	1036745	06-04-10.	06-04-20.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T55770WO00	Yes
72.	LPLCHIP	Wordmark	NO (WO)	01, 05, 09, 10	8590911-01	06-04-10.	1036745	06-04-10.	06-04-20.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T55770WO00	Yes
73.	VECTIPRO	Wordmark	AE	05	101942	31-10-07.	100927	24-03-10.	31-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56002AE00	Yes
74.	VECTIPRO	Wordmark	AU	05	1176051	14-05-07.	1176051	12-12-07.	14-05-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56002AU00	Yes

10

75.	VECTIPRO	Wordmark	BH	05	62690	07-01-08.	62690	07-01-08.	07-01-18.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56002BH00	Yes
76.	VECTIPRO	Wordmark	CA	5	1355761	16-07-07.				Amsterdam Molecular Therapeutics (AMT) IP B.V.	Pending	T56002CA00	Yes
77.	VECTIPRO	Wordmark	CH	05	551382007	14-05-07.	562177	11-09-07.	14-05-17.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T56002CH00	Yes
78.	VECTIPRO	Wordmark	DZ	05	72793	24-10-07.				Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56002DZ00	Yes
79.	VECTIPRO	Wordmark	EG	05	208203	22-10-07.				Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56002EG00	Yes
80.	VECTIPRO	Wordmark	EU	05	5901277	01-05-07.	5901277	10-04-08.	01-05-17.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T56002EU00	Yes
81.	VECTIPRO	Wordmark	IL	05	204915	23-10-07.	204915	11-08-09.	23-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56002IL00	Yes
82.	VECTIPRO	Wordmark	IR	05	86091403	08-12-07.	157475	14-09-08.	08-12-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56002IR00	Yes
83.	VECTIPRO	Wordmark	IS	05	14632007	14-05-07.	8112007	04-07-07.	04-07-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56002IS00	Yes

11

84.	VECTIPRO	Wordmark	JO	05	99366	24-10-07.	99366	14-01-09.	01-05-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56002JO00	Yes
85.	VECTIPRO	Wordmark	JP	05	2007054258	30-05-07.	5088658	02-11-07.	02-11-17.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T56002JP00	Yes
86.	VECTIPRO	Wordmark	LB	05	6622	23-10-07.	113434	30-10-07.	30-10-22.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56002LB00	Yes
87.	VECTIPRO	Wordmark	LY	05	16595	22-12-08.				Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56002LY00	Yes
88.	VECTIPRO	Wordmark	MA	05	113551	23-10-07.	113551	23-10-07.	23-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56002MA00	Yes
89.	VECTIPRO	Wordmark	NO	05	200705604	15-05-07.	241558	22-10-07.	22-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56002NO00	Yes
90.	VECTIPRO	Wordmark	NZ	05	768309	14-05-07.	768309	12-02-09.	01-05-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56002NZ00	Yes
91.	VECTIPRO	Wordmark	OM	05	47461	22-10-07.	47461	30-05-09.	22-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56002OM00	Yes
92.	VECTIPRO	Wordmark	QA	05	47255	31-10-07.	47255	31-12-09.	31-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56002QA00	Yes

12

93.	VECTIPRO	Wordmark	RU	05	2008707342	13-03-08.	381400	10-06-09.	13-03-18.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56002RU00	Yes
94.	VECTIPRO	Wordmark	SA	05	125693	12-01-08.	1171/48	19-06-10.	12-09-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56002SA00	Yes
95.	VECTIPRO	Wordmark	SY	05	4269	28-10-07.				Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56002SY00	Yes
96.	VECTIPRO	Wordmark	TN	05	EE072666	24-10-07.	EE072666	19-05-09.	24-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56002TN00	Yes
97.	VECTIPRO	Wordmark	TR	05	2007026779	17-05-07.	200726779	17-05-07.	17-05-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56002TR00	Yes
98.	VECTIPRO	Wordmark	US	05	77/179357	11-05-07.	3703954	03-11-09.	03-11-19.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T56002US00	Yes
99.	VECTIPRO	Wordmark	ZA	05	200723918	19-10-07.	2007/23918	19-10-07.	19-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56002ZA00	Yes
100.	ZYAMTIN	Wordmark	AE	05	101943	31-10-07.	100909	24-03-10.	31-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003AE00	Yes
101.	ZYAMTIN	Wordmark	AU	05	1176049	14-05-07.	1176049	12-12-07.	14-05-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003AU00	Yes

13

102.	ZYAMTIN	Wordmark	BH	05	62691	07-01-08.	62691	07-01-08.	07-01-18.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003BH00	Yes
103.	ZYAMTIN	Wordmark	CA	5	1355762	16-07-07.				Amsterdam Molecular Therapeutics (AMT) IP B.V.	Pending	T56003CA00	Yes
104.	ZYAMTIN	Wordmark	CH	05	551982007	15-05-07.	562360	13-09-07.	15-05-17.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T56003CH00	Yes
105.	ZYAMTIN	Wordmark	DZ	05	72792	24-10-07.				Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56003DZ00	Yes
106.	ZYAMTIN	Wordmark	EG	05	208231	22-10-07.				Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56003EG00	Yes
107.	ZYAMTIN	Wordmark	EU	05, 44	5901251	01-05-07.	5901251	22-01-09.	01-05-17.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T56003EU00	Yes
108.	ZYAMTIN	Wordmark	IL	05	204799	21-10-07.	204799	11-04-09.	21-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003IL00	Yes
109.	ZYAMTIN	Wordmark	IR	05	86091401	08-12-07.	158201	14-09-08.	08-12-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003IR00	Yes
110.	ZYAMTIN	Wordmark	IS	05	14652007	14-05-07.	8132007	04-07-07.	04-07-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003IS00	Yes

14

111.	ZYAMTIN	Wordmark	JO	05	99208	24-10-07.	99208	03-03-09.	01-05-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003JO00	Yes
112.	ZYAMTIN	Wordmark	JP	05	2007054259	30-05-07.	5088659	02-11-07.	02-11-17.	Amsterdam Molecular Therapeutics (AMT) IP B.V.	Registered	T56003JP00	Yes
113.	ZYAMTIN	Wordmark	LB	05	6623	23-10-07.	113437	30-10-07.	30-10-22.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003LB00	Yes
114.	ZYAMTIN	Wordmark	LY	05	16594	22-12-08.				Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56003LY00	Yes
115.	ZYAMTIN	Wordmark	MA	05	113552	23-10-07.	113552	23-10-07.	23-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003MA00	Yes
116.	ZYAMTIN	Wordmark	NO	05	200705605	15-05-07.	241517	18-10-07.	18-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003NO00	Yes
117.	ZYAMTIN	Wordmark	NZ	05	768311	14-05-07.	768311	15-11-07.	14-05-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003NZ00	Yes
118.	ZYAMTIN	Wordmark	OM	05	47463	22-10-07.	47463	30-05-09.	22-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003OM00	Yes
119.	ZYAMTIN	Wordmark	QA	05	47254	31-10-07.	47254	31-12-09.	31-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003QA00	Yes

15

120.	ZYAMTIN	Wordmark	RU	05	2008707341	13-03-08.	394999	01-12-09.	13-03-18.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003RU00	Yes
121.	ZYAMTIN	Wordmark	SA	05	125694	12-01-08.	1171/49	19-06-10.	12-09-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003SA00	Yes
122.	ZYAMTIN	Wordmark	SY	05	4267	28-10-07.				Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Pending	T56003SY00	Yes
123.	ZYAMTIN	Wordmark	TN	05	EE072668	24-10-07.	EE072668	19-05-09.	24-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003TN00	Yes
124.	ZYAMTIN	Wordmark	TR	05	2007026780	17-05-07.	200726780	07-04-08.	17-05-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003TR00	Yes
125.	ZYAMTIN	Wordmark	US	05	77/179359	11-05-07.	3855311	05-10-10.	05-10-20.		Registered	T56003US00	Yes
126.	ZYAMTIN	Wordmark	ZA	05	200723917	19-10-07.	200723917	14-07-10.	19-10-17.	Amsterdam Molecular Therapeutics (AMT) Holding N.V.	Registered	T56003ZA00	Yes

16

LIST OF PATENTS

No.	Description patent	Owned or Co- Owned by	AMT reference No	Date of filing provisional application	Patent number	[Other]
Strategic Partnerships/Licenses
	Lipoprotein lipase (LPL) variant therapeutics	Amsterdam Molecular Therapeutics B.V.	AMT-P101	24 June 1999	PCT/CA00/00762
	IL-10 gene transfer to peripheral mononuclear cells	Amsterdam Molecular Therapeutics B.V.	AMT-P102	07 March 2002	PCT/NL03/00170
	Treatment of non-alcoholic steatotic hepatitis (NASH)	Amsterdam Molecular Therapeutics B.V.	AMT-P103	20 June 2005	PCT/NL05/000446
	Improved AAV vectors produced in insect cells	Amsterdam Molecular Therapeutics B.V.	AMT-P104	20 October 2005	PCT/NL06/050262
	Vectors with modified initiation codons for the translation of AAV-Rep78 useful for the production of AAV in insect cells	Amsterdam Molecular Therapeutics B.V.	AMT-P105	21 June 2006	PCT/NL07/050298
	Use of replication machinery for improved protein production	Amsterdam Molecular Therapeutics B.V.	AMT-P106	19 September 2007	PCT/NL08/050613
	Baculovirus vectors comprising repeated coding sequences with different codon biases	Amsterdam Molecular Therapeutics B.V.	AMT-P107	26 July 2007	PCT/NL08/050512

17

LIST OF PATENTS

No.	Description patent	Owned or Co- Owned by	AMT reference No	Date of filing provisional application	Patent number	[Other]
	Optimization of expression of parvoviral rep and cap proteins in insect cells	Amsterdam Molecular Therapeutics (AMT) IP B.V.	AMT-P108	19 February 2008	PCT/NL90/050076
	Parvoviral capsids with incorporated Gly-Ala repeat region	Amsterdam Molecular Therapeutics (AMT) IP B.V.	AMT-P109	17 June 2008	PCT/NL09/050352
	Porphobilinogen deaminase gene therapy	Amsterdam Molecular Therapeutics (AMT) IP B.V.	AMT-P110	29 September 2008	PCT/NL09/050584
	Alanine-Glyoxylate aminotransferase therapeutics	Amsterdam Molecular Therapeutics (AMT) IP B.V.	AMT-P111	30 January 2009	PCT/NL10/050044
	Use of lipoprotein lipase (LPL) in therapy	Amsterdam Molecular Therapeutics (AMT) IP B.V.	AMT-P112	18 May 2009	PCT/NL10/050294
	Removal of contaminating viruses from AAV preparations	Amsterdam Molecular Therapeutics (AMT) IP B.V.	AMT-P113	08 September 2011	11180594.1 61/532,176
	Modified snRNA for use in therapy	Amsterdam Molecular Therapeutics (AMT) IP B.V.	AMT-P116	08 June 2011	PCT/IB11/050584

18

LIST OF PATENTS

No.	Description patent	Owned or Co- Owned by	AMT reference No	Date of filing provisional application	Patent number	[Other]
	Mutated Rep encoding sequences for use in AAV production	Amsterdam Molecular Therapeutics (AMT) IP B.V.	AMT-P117	11 March 2010	PCT/NL11/050170
	Method for identifying variant Rep protein encoding nucleic acids	Amsterdam Molecular Therapeutics (AMT) IP B.V.	AMT-P118	11 March 2010	PCT/NL11/050171
	Monomeric duplex AAV vectors	Amsterdam Molecular Therapeutics (AMT) IP B.V.	AMT-P119	01 April 2011	PCT/NL11/050221
	Method for determining efficacy of therapy and determining presence or risk of disease	Amsterdam Molecular Therapeutics (AMT) IP B.V.	AMT-P120	02 June 2010	PCT?NL11/050399
	Method for the preparation of cells	Amsterdam Molecular Therapeutics (AMT) IP B.V.	AMT-P121	31 March 2011	11160727.1 61/470,033

Part 2 - Contracts

“Contracts” means all contracts entered into by the Group relating to the Business and all (existing and future) rights and obligations thereunder, including those set out in the table below, but excluding the Excluded Contracts.

19

LIST OF CONTRACTS

No.	Description agreement	Date	Parties	Change of Control as result of Kairos	Remarks	Outstanding items

Strategic Partnerships/Licenses

1.	Collaboration with CIMA

a	license agreement	21-05-2010	AMT B.V.	No	Certain provisions of old agreement are or may still be in force.	The 2005 Agreements, the 2007 Agreements, the Privileged Access Agreement the Virus encode IGF License should be checked for CoC.

b	collaborative development agreement	21-05-2010	AMT B.V.	No	Certain provisions of old agreement are or may still be in force.	The 2005 Agreements, the 2007 Agreements, the Privileged Access Agreement the Virus encode IGF License should be checked for CoC.

2.	Collaboration with ST. Jude:		AMT B.V.

a	sponsored research agreement	07-07-2007	AMT B.V.	No	Laws of the State of New York apply

b	license agreement	07-07-2007	AMT B.V.	No	Laws of the State of New York apply

c	AMT technology agreement	07-07-2007	AMT B.V.	No	Laws of the State of New York apply

20

LIST OF CONTRACTS

No.	Description agreement	Date	Parties	Change of Control as result of Kairos	Remarks	Outstanding items

d	research license agreement	27-10-2009	AMT B.V.	No	Laws of the State of Tennessee apply

3.	Collaboration Children´s Hospital of Philadelphia

a	Research collaboration agreement	[08-03-2007]	AMT B.V.	No	Laws of Commonwealth of Pennsylvania apply

b	License agreement	[29-03-2010]	AMT B.V.	No	Laws of Commonwealth of Pennsylvania apply

4.	La Sapienza – License and Sponsored Research Agreement	[09]-05-2009	AMT B.V.	No	Laws of England and Wales apply

5.	Non-exclusive worldwide commercial sub-license agreement with AskBio [in relation to the intra-muscular administration of Glybera® for LPLD].	03-09-2010	AMT B.V.	No	Laws of the State of New York apply

6.

Non-exclusive worldwide commercial license agreement with Protein Sciences Corporation in relation to the use of Spodoptera Frugiperda cells in relation to the AAV vector used in the manufacture of Glybera® for LPLD.

		22-03-2007	AMT B.V.	No	Laws of the State of Connecticut	[DOUBLE CHECK]

21

LIST OF CONTRACTS

No.	Description agreement	Date	Parties	Change of Control as result of Kairos	Remarks	Outstanding items

7.

An exclusive worldwide commercial (sub)license agreement with Xenon Genetics Inc., under which AMT has obtained worldwide rights to use, manufacture and commercialize intellectual property covering certain LPL genes in the field of gene therapy to treat LPL deficiency and coronary artery disease.

		18-06-2001	OLD AMT B.V.	No	Laws of the State of California

8.

Non-exclusive worldwide commercial license agreement with Salk Institute for Biological Studies, under which AMT has obtained rights to commercialize technology that is a component for Glybera for LPLD.

		08-02-2008	AMT B.V.	No	Laws of the State of California apply

9.	An exclusive worldwide commercial license agreement with a Sanofi Aventis on, under which AMT has obtained rights in the major markets to use, develop, manufacture and commercialize intellectual	20-12-2006	OLD AMT B.V.	No	Laws of France apply

22

LIST OF CONTRACTS

No.	Description agreement	Date	Parties	Change of Control as result of Kairos	Remarks	Outstanding items

property covering a LPL gene in the field of gene therapy to treat LPL deficiency. This agreement required AMT to pay an upfront signature fee and requires AMT to pay both milestones and royalties to the licensor.

10.	Non-exclusive worldwide commercial license agreement with the National Institutes of Health re – amongst others - production of AAV in insect cells and AAV 5 Vector.	02-05-2007 (as amended)	AMT B.V.	No	Laws of District of Colombia apply

11.	Development and commercialisation agreement Progenika	07-08-2009	AMT B.V.	No	Laws of England apply

12.

Non-exclusive worldwide commercial sublicense agreement with Targeted Genetics Corporation, under which AMT has obtained worldwide rights to commercialize the AAV1 capsid serotype used in Glybera® for LPLD.

		05-12- 2006	AMT B.V.	No	Laws of Commonwealth of Pennsylvania apply

23

LIST OF CONTRACTS

No.	Description agreement	Date	Parties	Change of Control as result of Kairos	Remarks	Outstanding items

13.	License agreement with AMGEN re GDNF	30-11-2010	AMT B.V.	[No]	Laws of the State of New York apply	We have not been provided with the executed version.

14.	Development and manufacturing agreement with Institut Pasteur re Sanfilippo	[07-01-2011]				Complete documentation to be submitted

Grants

15.	Senternovem innovatiekrediet	18-12-2009	AMT N.V.

In the event of a transfer of knowhow or results originating from the project, the Minister must be informed and he may decide that the credit must be repaid immediately.

NB: Section 3.10 of the Subsidy Scheme Innovate (Subsidieregeling innoveren) states: that in the event the shares in the grantee (AMT) are being sold, the Minister may decide that (i)

					The Senternovem innovatiekrediet must be transferred as it is in the name of AMT N.V.	AMT N.V. had pledged the assets in relation to the Project (Duchenne).

24

LIST OF CONTRACTS

No.	Description agreement	Date	Parties	Change of Control as result of Kairos	Remarks	Outstanding items

the grant must be repaid at once or (i) the repayment is being accelerated.

16.	Senter - TOK 000106 – LPL deficiency	27-06-2001	OLD AMT B.V.	AMT has committed not to transfer IP resulting from the project or assets financed by the credit. Check clause 5 re Demerger.

17.	Senter – TOP – Il vivo gentherapy	12-03-2002	OLD AMT B.V.	AMT has committed not to transfer IP resulting from the project or assets financed by the credit. Check clause 5 re Demerger.		OLD AMT B.V. has pledged the assets (Duchenne) in relation to the this credit.

18.	Seventh framework programme – Treatrush (no. 242013)	01-02-2010	AMT [unclear which entity]. Agreements is signed by P. Morgan as CFO.	Section II.38 under (h) of Annex II to the grant agreement states that the Commission may terminate the grant agreement where a legal, financial,	The Agreement needs to be transferred if it is in the name of AMT N.V. The change of control clause could be triggered in the event AMT B.V. is contract party	It is unclear which AMT entity is party to the agreement. Assuming AMT N.V. is the party to the agreement the agreement will need to be transferred. Furthermore the grant

25

LIST OF CONTRACTS

No.	Description agreement	Date	Parties	Change of Control as result of Kairos	Remarks	Outstanding items

				organisational or technical change or change of control of a beneficiary (AMT [N.V./B.V.]) calls into question the decision of the Commission to accept its participation.		agreement needs to be reviewed.

19.	Proposal for grant agreement – AIP Digna grant (no. 261506)	[05]-07-2010	AMT B.V.

The documents we reviewed appear to be the proposal for a grant (under the Seventh framework programme). The proposal does not contain a change of control. However, depending on the applicable provisions (e.g. dee 18 above) a change of control may be applicable.

Complete documentation to be submitted.

Dilutive Instruments

20.	Convertible loan agreement Forbion	22-12-2009	AMT N.V.	No	The Agreement needs to be transferred as it is in the name of AMT N.V.

Lease Agreements

26

LIST OF CONTRACTS

No.	Description agreement	Date	Parties	Change of Control as result of Kairos	Remarks	Outstanding items

21.	(Sub)Lease agreements with AMC and BDDA with OncoMethylome Sciences, AMT and AVP relating to:	various	OLD AMT B.V.	No

Pursuant to annual accounts only the following leases exist:

Agreement between BDDA and AMT regarding leasehold improvements “Meibergdreef 61” as from October 2005 for 11 years. The rent of the leasehold improvements amounts to € 30,000 per year. The lease contract contains an option to extend the lease for another 5 years. The company has the right to cancel the lease earlier on a one-year term however, the company will then need to repay the remaining amount of leased leasehold improvements.

– Agreement between BDDA and AMT regarding leasehold improvements “Meibergdreef 57” as from July 2006 for 10 years and 3 months. The rent of the leasehold improvements amounts to € 23,000 per year. The lease

27

LIST OF CONTRACTS

No.	Description agreement	Date	Parties	Change of Control as result of Kairos	Remarks	Outstanding items

contract contains an option to extend the lease for another 5 years.

a	983 m2 on the second floor (1e etage) of Meibergdreef 57	[11]-01-2007	Old AMT B.V.	No

c

968 m2 on the third floor (tweede etage) between OncoMethylome Sciences B.V and BDDA and a sublease agreement re a third of the 968 m2 on the third floor (tweede etage) between OncoMethylome Sciences B.V and AMT B.V.

		31-12-2006 [15-02-2007]	Old AMT B.V	No

b	an amendment to the sublease agreement with OncoMethylome Sciences	[09-05-2007	Old AMT B.V	No

e	(termination of) old (first and second) rental agreements	16-06-2007	Old AMT B.V	No

f	605 m2 on the fourth floor (derde etage) (Meibergdreef 61).	13-10-2007	OLD AMT B.V.	No

28

LIST OF CONTRACTS

No.	Description agreement	Date	Parties	Change of Control as result of Kairos	Remarks	Outstanding items

g	256m2 on the fifth floor (vierde etage) between AVP and BDDA	01-10-2005	AVP	No

h	A GMP facility on Meibergdreef 61 between AVP and BDDA	01-07-2001	AVP	No

Pension / Insurance

22.	Pension	[-]-07-2008 / 07-04-2010	AMT B.V.	No

23.	D&O Insurance	[06-06-2010]	AMT N.V.			The most up to date schedule to the insurance agreement to be reviewed.

Other

24.	Named patients supply agreement with Pioneer Market Acces Consulting (as amended)	05-05-2010	AMT B.V.	No

25.	Employment agreement Mr. Jörn Aldag	[•]-10-2009	AMT N.V.	Pursuant to section 1.4 of the Agreement, in the event of (a) new controlling shareholder(s) of AMT N.V. decide not to maintain Mr. Aldag as CEO (or a position

29

LIST OF CONTRACTS

No.	Description agreement	Date	Parties	Change of Control as result of Kairos	Remarks	Outstanding items

at least equivalent) then Mr. Aldag has the right to terminate the agreement within two months.

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SCHEDULE 4 — PURCHASER WARRANTIES

1.                                     The Purchaser is duly organised and validly existing as a besloten vennootschap met beperkte aansprakelijkheid under the laws of the Netherlands and the Purchaser has all requisite power to enter into the Agreement.

2.                                     The Purchaser is duly registered with the trade register held by the competent Chamber of Commerce.

3.                                     The Purchaser has not been dissolved and no resolution to dissolve the Purchaser has been adopted.

4.                                     The Purchaser has not requested nor been granted a moratorium of payment and the Purchaser has not been declared bankrupt and to its best knowledge no action or request is pending to declare the Purchaser bankrupt.

5.                                     This Agreement has been duly authorised by the Purchaser and will constitute valid and legally binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganisation or other similar laws affecting the enforcement of the creditors’ rights generally or by general principles of equity.

6.                                     The (class A) ordinary shares in the capital of the Purchaser shall be validly issued and placed, fully paid up and free and clear of Encumbrances. The uniQure DRs and the (class B) ordinary shares in the capital of the Purchaser underlying the uniQure DRs shall be validly issued and placed, fully paid up and free and clear of Encumbrances.

1

SCHEDULE 5 — SELLER WARRANTIES

1.                                     Each of the Subsidiaries is duly organised and validly existing as a besloten vennootschap met beperkte aansprakelijkheid under the laws of the Netherlands, each of the Subsidiaries has the corporate power to carry on its business as presently conducted and each of the Subsidiaries has all requisite power to enter into the Agreement.

2.                                     Each of the Subsidiaries is duly registered with the trade register held by the competent Chamber of Commerce.

3.                                     Neither of the Subsidiaries has been dissolved and no resolution to dissolve either of the Subsidiaries has been adopted.

4.                                     Neither of the Subsidiaries has requested or been granted a moratorium of payment and neither of the Subsidiaries has been declared bankrupt and to the Seller’s best knowledge no action or request is pending to declare either of the Subsidiaries bankrupt.

5.                                     The Sale Shares have been validly issued and placed. The Sale Shares are free and clear of Encumbrances. There are no depositary receipts (certificaten van aandelen) of the Sale Shares in existence. The Seller is the sole and exclusive legal and beneficial owner of the Sale Shares.

6.                                     The Seller has not granted any rights to acquire shares in the capital of the Subsidiaries through subscription, conversion or otherwise.

7.                                     The Seller has no actual or contingent obligation to transfer any of the Sale Shares to a third party (with the exception of the obligations of Seller to Purchaser arising out of this Agreement), or to create any Encumbrance in respect of the Sale Shares.

8.                                     The Seller has full right, power and authority to sell and transfer the Sale Shares.

9.                                     The Seller is duly organised and validly existing as a naamloze vennootschap under the laws of the Netherlands and has all requisite power to enter into this Agreement.

10.                              This Agreement has been duly authorised by the Seller and each of the Subsidiaries and on the Completion Date will constitute valid and legally binding obligations of the Seller and each of the Subsidiaries enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganisation or other similar laws affecting the enforcement of the creditors’ rights generally or by general principles of equity.

2

SCHEDULE 6 — PROJECT KAIROS TERM SHEET

3

STRICTLY CONFIDENTIAL

TERM SHEET

PROJECT UNIQURE

This term sheet (the Term Sheet) summarizes the principal proposed terms of the cooperation among (i) Forbion Co-Investment II Coöperatief U.A., Coöperatieve AAC LS U.A. and Forbion Co-Investment Coöperatief U.A. (together referred to as Forbion) and (ii) uniQure B.V. (uniQure, or the Company) as the company.

uniQure intends to acquire the assets and liabilities of Amsterdam Molecular Therapeutics (AMT) Holding N.V. (AMT together with Forbion and uniQure: the Parties, or each: a Party), in exchange for depositary receipts (each: a DR and any holder of a DR: a DR Holder) for ordinary shares issued by a foundation (stichting administratiekantoor) holding ordinary shares in the capital of uniQure (STAK) (the AMT Transaction) pursuant to a business acquisition agreement (the BAA), to be entered into between, inter alia, uniQure and AMT. Upon completion of the AMT Transaction (the BAA Completion), AMT will be dissolved and the DRs will be distributed to the AMT shareholders, whereupon holders of shares representing 5% or more of the issued and outstanding share capital of AMT immediately following BAA Completion (together with Forbion: the Investors, or each: an Investor) will be offered to exchange their DRs for shares in the capital of uniQure (the Exchange Offer).

Now, the Parties agree that (i) a shareholders’ agreement in respect of uniQure, as well as (ii) ancillary documentation such as (a) the articles of association (statuten) of uniQure, (b) articles of incorporation of STAK, (c) the terms and conditions (administratievoorwaarden) of STAK, and (d) related documentation (all together, the Governing Documents) shall be entered into or, as the case may be, come into full force and effect immediately prior to BAA Completion. Upon BAA Completion, also completion under the Governing Documents (Completion) shall occur. The Parties agree that the documentation referred to above shall reflect the terms and conditions of this Term Sheet and shall furthermore be negotiated in good faith prior to Completion.

The proposed subject matter of this Term Sheet is specifically subject to the conditions set forth herein.

1              CHRONOS TRANSACTION

1.1                              General principles

•                                          uniQure and AMT N.V. (AMT) negotiate the BAA for the acquisition by uniQure of the assets and liabilities of AMT.

•                                          AMT must convocate a general meeting of shareholders in order to obtain shareholder approval for the AMT Transaction. The timing of the shareholders meeting is 42 days after the convocation. Together with the convocation, the BAA and a summary thereof and of the other terms of the AMT Transaction will be circulated to the AMT shareholders in a shareholders circular (the Shareholders Circular). The Shareholders Circular shall be prepared by AMT and uniQure jointly.

•                                          In consideration of the assets and liabilities to be acquired by uniQure, uniQure shall issue a number of DRs, equal to the aggregate number of shares in the capital of AMT issued and outstanding at the time of the BAA Completion.

•                                          Forbion shall convert its convertible loan (with a face value of EUR 5,000,000) together with accrued interest immediately after BAA Completion at an agreed (and revised) conversion price of EUR 1 per share.

•                                          uniQure shall procure that the DRs so distributed to AMT will be accepted for clearing and trading through the clearing systems of Euroclear Nederland. The DRs shall be distributed to the AMT shareholders upon the shareholders meeting of AMT having resolved to liquidate AMT. Pursuant to the Governing Documents, the shares held by STAK will be subject to a drag right by the requisite number of Investors.

•                                          The distribution to AMT shareholders shall not be deemed an ‘offer of securities’ under the terms of the Financial Supervision Act (Wft) and consequently in respect of such distribution AMT (or uniQure) will not be required to offer a prospectus).

•                                         uniQure will offer each holder of DRs representing 5% or more of the issued and outstanding share capital of AMT immediately following BAA Completion to exchange its DRs in ordinary shares in the capital of uniQure (the Exchange Offer). As the Exchange Offer will be made to less than 100 persons, uniQure is exempted from issuing a prospectus in respect of the Exchange Offer.

•                                          AMT’ shareholders meeting shall resolve to dissolve AMT, with the DRs to be distributed in the context of such dissolution.

1.2                              Business purchase agreement and conditions precedent

The BAA shall be subject to, inter alia, the following conditions precedent:

(i)             the approval of AMT’ shareholders meeting of the AMT Transaction; and

(ii)                                 an irrevocable equity funding of at least EUR 1 million by a new investor (the New Investor), at terms acceptable to uniQure; and

(iii)                              no material adverse change will occur in the profitability, financial or trading position or the prospects of AMT and/or any of its subsidiaries; and

(iv)                             Senter Novem has agreed with a transfer of all existing contracts with AMT to uniQure.

1.3                              Public announcements

Regulatory rules require AMT to make public announcements through a press release, inter alia, immediately upon occurrence of the following events:

•                                          shareholders approval of the AMT Transaction;

•                                          execution of the BAA; and

2

•                                          BAA Completion.

2                                         UNIQURE

(A)                               Corporate structure, Capitalization and new Funding

No.	Subject	Term

(1)	Company	uniQure B.V., a newly incorporated Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid).

(2)	Capitalization (authorized capital)

Different classes of ordinary shares (with a nominal value of EUR 0.01 each) (Ordinary Shares), to allow each Investor to hold Ordinary Shares of a separate class, with Investors holding Ordinary Shares Class A and STAK holding Ordinary Shares Class B.

(3)	New Financing

Forbion to commit to an investment in an amount of EUR 6 million and New Investor to commit to an irrevocable equity funding in an amount of at least EUR 1 million, to be effected by issuing Ordinary Shares Class A at a price per Ordinary Share of EUR 0.614 eac h (the New Investment).

(4)	Anti-dilution Protection

Ordinary Shares Class A issued to Forbion and the New Investor pursuant to the New Investment will be entitled to full ratchet anti-dilution rights in subsequent rounds where the per share consideration received by the Company is less than the per share consideration paid by Forbion and the New Investor pursuant to the New Investment. These anti-dilution rights shall be subject to carve-outs for shares issued to employees, consultants and directors. In such case, new shares in the Company are to be issued either with payment to be made from the Compnay’s share premium reserve, or if not available, such new shares are to be issued at par value and transferred to Forbion and the New Investor, with the number of shares computed according the following formula:

(P1-P2) / P2) x Q

Whereas:

(i)                                     P1 to mean the issue price paid by Forbion and the New Investor pursuant to the New Investment;

(ii)                                  P2 to mean the issue price offered in the subsequent capital increase.

3

Q to mean the number of shares subscribed by Forbion and the New Investor pursuant to the New Investment.

(5)	Capitalization (issued capital)

Upon BAA Completion (post conversion of the Forbion convertible loan, as set out above), full acceptance of the Exchange Offer and completion of the New Investment, the issued capital of uniQure shall be held as set out in Schedule 3.

(6)	STAK

Stichting Administratiekantoor, holder of the Ordinary Shares Class B and issuer of DRs (without the Company’s cooperation) (certificaten) to certain eligible investors in AMT (the DR Holders), entitling the DR Holders to the distribution of the profits of uniQure relating to the Ordinary Shares held by STAK, for each DR Holder in proportion to the number of DRs that they hold. DR Holders shall be entitled to instruct the STAK management board how to vote on the shares underlying the DRs they hold in a general meeting of shareholders of uniQure. The STAK management board shall vote shares for which no instruction has been given by the DR holder entitled thereto.

(7)	STAK management board	2 DR representatives and 1 independent member.

(B)                               Governance

No.	Subject	Term

(8)	Management board

The management board of uniQure (the MB) shall initially consist of the directors currently constituting the AMT’ management board, i.e. Mr. J. Aldag and Mr. P.J. Morgan (employment conditions subject to review by Forbion). Any AMT stock option plan currently in force and applicable to Mr. J. Aldag and Mr. P.J. Morgan will terminate on BAA Completion and will be replaced by a new uniQure stock option plan. Prior to BAA completion, Mr. J. Aldag and Mr. P.J. Morgan will be required to waive any rights they may be entitled to under any current existing AMT stock option plan.

(9)	Supervisory board

The supervisory board of uniQure (the SB) shall initially consist of 3 investor representatives (the Investor Representatives) and 4 other members, i.e. S.J.H. van Deventer, H.A. Slootweg and a person nominated in accordance with Schelude 1, as the Investor Representatives, and J.M. Feczko, P.M.M.J. van Holle, F. Meyer and a newly to be appointed independent member, as the independent members.

4

(10)	Supervisory board committees

The SB shall have at least two standing committees, i.e. the audit committee and the remuneration and appointment committee, to be appointed by the SB from its own members. Each committee shall consist of 3 members, of which 1 Investor Representative.

(11)	Governance (Management Board and Supervisory Board)	Schedule 1 sets out specific governance provisions in relation to uniQure relating to Management Board and Supervisory Board resolutions.

(12)	Governance (General Meeting)	Schedule 2 sets out specific governance provisions in relation to uniQure relating to resolutions of the General Meeting.

(13)	ESOP

To provide further incentives to employees, directors and or outside consultants and advisors, contemporary with completion of the AMT Transaction, the shareholders of the Company will authorise a new unallocated pool of options and / or warrants for future grants to employees, directors and / or outside consultants and advisors, representing 15% of the fully diluted share capital of the Company post BAA Completion, with (i) a vesting period of three years; 1/3 of the options to be vested after one year, the other 2/3 to be vested in year 2 and 3 on a pro rata — i.e. linear — basis; and (ii) the exercise price of the options being the price paid by Forbion. The SB shall be authorised to grant options or warrants within the scheme. A resolution of the SB to this effect requires the positive vote of at least two Investor Representatives.

(C)                               Transfers of Shares

No.	Subject	Term

(14)	Transfer of Ordinary Shares

Each transfer of Ordinary Shares (be it to an Investor’s affiliate or group company, a Portfolio Transfer, a Sale or otherwise) is always subject to the condition that the purchaser of such transferred Ordinary Shares is or becomes bound to the Governing Documents.

(15)	Transfers of DRs	DRs are freely transferable, subject to restrictions under applicable laws.

(16)	Portfolio Transfer

Subject to the requirement for a transferee to sign a deed of adherence, the Ordinary Shares shall at all times be freely transferable (other than to competitors of the Group) as part of a transfer of an Investor’s investment portfolio (in whole or in part) or to entities in which an Investor has an economic interest (Portfolio Transfer).

5

(17)	Right of first offer other Investors

If an Investor intends to sell (the Selling Investor) any Ordinary Shares other than in a Portfolio Transfer, or transfers to affiliates, the following shall apply. The Selling Investor shall notify the other Investors of its wish to sell Ordinary Shares and shall invite the other Investors to make an offer, on the basis of a minimum price, for these Ordinary Shares within 2 weeks from receipt of the notice. The Ordinary Shares offered shall be allocated to the other Investors that have made an offer for at least the minimum price for the price offered by the relevant Investors. If the other Investors have not subscribed for all Ordinary Shares offered for sale by the Selling Investor, the Selling Investor is free to offer those shares to any third party for a price at least equal to the minimum price stated in the notice to the other Investors.

(18)	Good and Bad Leaver

Equity interests to be granted to employees, directors and / or outside consultants and advisors pursuant to the employee stock option plan shall be made subject to good- and bad leaver arrangements pursuant whereto the relevant person will be required to offer their interests to (a person designated by) the Company in case such person’s employment (or other) contract with the Company (or a group company of the Company) terminates.

(19)	Tag offer

If Investors holding 51% or more of the issued and outstanding Ordinary Shares Class A propose to sell Ordinary Shares to a third party (a Sale), each other holder of Ordinary Shares will have the right (as a condition to such Sale) to require that third party purchaser to purchase a pro rata portion of such holder’s Ordinary Shares (a Tag Offer) to be completed simultaneously with the Sale.

(20)	Drag offer

In case of a Sale, the proposed seller or sellers may, upon agreement of the terms and conditions of a bona fide offer by a third party purchaser for one or more of its or their Ordinary Shares (a Drag Offer) require each (other) holder of Ordinary Shares to transfer all (but not less than all) of such shares (the Drag Shares) on the same terms and conditions as those offered in the Drag.

(D)                               Exit

No.	Subject	Term

(21)	Intention to Exit	It is the intention of the Investors, that an Asset Sale or an Exit be achieved as soon as practically possible and commercially sensible.

6

(22)	Nature of an Exit

An Exit shall be:

•                  a transfer (or a series of related transfers) of all the Ordinary Shares issued (other than as a result of a transfer by an Investor to an affiliate);

•                  the listing and admission to trading on a market for listed securities of either (i) the Company’s shares, (ii) an intermediate holding company’s shares or (iii) the shares of new holding company established for the purposes of the Listing (a Listing); or

•                  a distribution pursuant to a winding-up or dissolution of the Company or any holding company of the Company, including following an Asset Sale.

An Asset Sale shall be a sale by one or more Group Companies of all, or substantially all, of the Group’s business, assets and undertaking.

(23)	Appointment of Advisors	Investors holding 51% or more of the issued and outstanding Ordinary Shares Class A and the Company shall jointly decide on the appointment by the Company of its advisors in connection with the Exit.

(24)	Obligations on an Exit or an Asset Sale

The Company shall co-operate and take such steps as reasonably required (taking into account their rights and obligations under this term sheet) in respect of any proposed Exit or Asset Sale subject always to fiduciary duties and compliance with applicable law.

(E)                                Miscellaneous

No.	Subject	Term

(25)	Provision of Information

The Company shall be required to supply to the Investors:

•                  at least 30 business days prior to the start of the new financial year, a draft annual budget (for comment) including profit and loss projections, monthly cash flow projections and balance sheet projections including line items on total proposed (i) capital expenditure, (ii) project financing and (iii) total costs of other investments for comments by the Investors;

•                  within 30 days after the start of the relevant financial year, the annual budget per the above specifications;

•                  within 15 business days after the end of each month, a monthly information package to include (i) updated

7

liquidity forecast (12 months, in aggregate and breakdown per major project) and reconciliation with previous month, (ii) qualitative comments highlighting development progress, financing events and sales process, and (iii) progress reporting on 5 biggest projects (format to be acceptable to Investors holding 51% or more of the issued and outstanding Ordinary Shares Class A, but in any case shall include executive summary on key elements (progress, costs, liquidity against budget etc));

•                  within 20 business days after the end of each quarter, a quarterly information package to include (i) monthly information, (ii) updated format revised business plan; (iii) a reconciliation with previous quarterly revised business plan; (iv) progress reporting on 5 biggest projects (format to be acceptable to Investors holding 51% or more of the issued and outstanding Ordinary Shares Class A (acting reasonably) but in any case shall include: (a) executive summary on key elements (progress, costs, liquidity against budget, project financing, general economical climate etc) and (b) project monitor summary if project has commenced (to be delivered in the same format as required by the financiers of the relevant project, if available) and (v) reporting on financing (format to be acceptable to Investors holding 51% or more of the issued and outstanding Ordinary Shares Class A (acting reasonably) but shall in any case include regularity of all financings);

• as soon as they become available, copies of annual valuations of underlying assets; and

• other information reasonably required by Investors holding 51% or more of the issued and outstanding Ordinary Shares Class A.

The format of the reporting shall be designed by the Company and shall be in form and substance satisfactory to Investors holding 51% or more of the issued and outstanding Ordinary Shares Class A.

(26)	STAK Information Rights

•                  Within 20 business days after a general meeting of shareholders of the Company, the DR Holders shall be entitled to receive from the STAK management board a copy of the adopted annual accounts and a list of resolutions adopted by the general meeting of shareholders.

•                  Within 20 business days after the end of each quarter, the DR Holders shall be entitled to receive from the STAK management board a quarterly financial statement, in a format

8

to be approved by the SB. • There shall be no obligation to make the information as referred to in this section 0 publicly available by placing it on the Company’s or any other website.

(27)	Compensation of costs

The Company and / or AMT shall bear the costs reasonably incurred (including, for the avoidance of doubt, legal fees) by Forbion in connection with the AMT Transaction in the event that (i) BAA Completion occurs or (ii) the BAA is terminated as a result whereof and pursuant to the BAA, the Company will be paid a break fee.

(28)	Confidentiality	Investors will be subject to customary restrictions on the use and disclosure of confidential information.

(29)	Accounting regime	Dutch GAAP will apply. The audit committee will be authorised to adopt IFRS as the applicable accounting standard.

(30)	Governing law	This term sheet is governed by Dutch law. The definitive documents will be governed by Dutch law.

[signature page to follow]

9

Signed and agreed on	16-2-2012	.

/s/ H.A. Slootweg		/s/ M.A. van Osch
uniQure B.V.		uniQure B.V.
By:	Forbion 1 Co II Management B.V.	By:	Forbion 1 Co II Management BV
By:	H.A. Slootweg Director	By:	M.A. van Osch director
Date:	16-2-2012	Date:	16-2-12

/s/ H.A. Slootweg		/s/ M.A. Jan Osch
Forbion Co-Investment II Coöperatief U.A.		Forbion Co-Investment II Coöperatief U.A.
By:	Forbion 1 Co II Management B.V.	By:	M.A. van Osch
By:	H.A. Slootweg		director
	Director	Date:	16-2-2012
Date:	16-2-2012

/s/ H.A. Slootweg		/s/ M.A. van Osch
Cooperatieve AAC LS U.A.		Cooperatieve AAC LS U.A.
By:	Forbion 1 Management B.V.	By:	Forbion 1 Management BV
By:	H.A. Slootweg	By:	M.A. van Osch
	Director		director
Date:	16-2-2012	Date:	16-2-2012

/s/ H.A. Slootweg		/s/ M.A. van Osch
Forbion Co-Investment II Coöperatief U.A.		Forbion Co-Investment II Coöperatief U.A.
By:	Forbion 1 Management B.V.	By:	Forbion 1 Management BV
By:	H.A. Slootweg	By:	M.A. van Osch
	Director		director
Date:	16-2-2012	Date:	16-2-2012

Amsterdam Molecular Therapeutics (AMT) Holding N.V.		Amsterdam Molecular Therapeutics (AMT) Holding N.V.

By:	/s/ Jörn Aldag	By:	/s/ PJ Morgan
PJ Morgan
Date:	16.02.2012	Date:	CFO

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SCHEDULE 1: GOVERNANCE (MANAGEMENT BOARD AND SUPERVISORY BOARD)

This schedule and the allocation in respect of reserved matters assumes the following starting points:

1.                          The Company shall have a Management Board and a Supervisory Board.

2.                          The Management Board shall consist of 2 or more members appointed by the general meeting of shareholders of the Company (the General Meeting) in accordance with a binding nomination by any Investor or group of Investors holding at least 51% of the Ordinary Shares Class A.

3.                          The Supervisory Board shall consist of 7 directors, of whom 3 directors (one of whom shall be the chairman of the Supervisory Board (the Chairman)) shall be appointed by the General Meeting in accordance with a binding nomination by any Investor or group of Investors holding at least 51% of the Ordinary Shares Class A. Prior to the making of a nomination the Investors shall consult with the other Investors and STAK about the identity and the qualifications of such person included on a shortlist of potential nominees and the Investors shall take any substantiated objections against potential nominees into account in making their decision to formally nominate such person. In case of a deadlock of votes in a meeting of the Supervisory Board, the Chairman will have a casting vote.

4.                          The Supervisory Board shall meet at least 6 times per year (or such other number as the Chairman may require) in person at scheduled meetings and so often as required for the proper fulfilment of the role of the Supervisory Board, either in person or by conference call.

5.                          The Management Board will be responsible for all operational matters in respect of the Company and its subsidiaries (collectively: the Group and any member of the Group also: a Group Company) but will require the prior approval of the Supervisory Board acting by simple majority for the matters listed in Part A of this Schedule.

6.                          The items listed in Parts B and C of this Schedule will require approval by or the adoption of a prior resolution of Investors holding at least 51% or 66 2/3%, respectively, of Class A Ordinary Shares held by Investors.

Part A

Supervisory Board approval

(a)                                 Any amendment of articles of association of any Group Company.

(b)                                 Voting on shares or similar equity interests in a Group Company (which provision would need to be mirrored in articles of association of Group Companies), for resolutions mentioned in Part A, B and C.

(c)                                  The instigation or the settlement of any material litigation or arbitration or mediation proceedings by a Group Company, for the purpose of which ‘material’ shall mean an interest or claim that is of strategic importance to the Group or has a monetary value of at least EUR 100,000.

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(d)                                 Any proposals to the General Meeting to materially change the emoluments of members of the Management Board, including bonuses and option schemes.

(e)                                  The removal or appointment of the auditors of any Group Company, other than the reappointment of existing auditors.

(f)                                   Remuneration of the auditors of the Company.

(g)                                  Approval of any change in accounting policies of any Group Company.

(h)                                Alteration to the financial year end of any Group Company.

(i)                                     Non-project related capital expenditure exceeding in one transaction or event or a series of related transactions or events, in excess of an amount of EUR 50,000 but less than EUR 100,000, which is not included in an approved business plan or budget.

Part B

Approval with Simple Majority Investor Consent (51%) of Class A Ordinary Shares held by Investors

(a)                                Unless specified in an approved business plan of the Company, entering into or materially changing borrowing and lending arrangements (including issuance of debt instruments) by any Group Company, exceeding an amount of EUR 250,000.

(b)                                Unless specified in an approved business plan of the Company, establishing/closing any material branch, establishment, agency or business of any Group Company.

(c)                                 Unless specified in an approved business plan of the Company, entering into any material joint venture, partnership or profit sharing arrangement or licensing agreement by any Group Company.

(d)                                Unless specified in an approved business plan of the Company, the expansion or development of the Group or any of its business other than through a Group Company.

(e)                                 Adoption of or amendment to the current business plan (to be in agreed form) and budget (to be in agreed form).

(f)                                  Creation or release of any security or (save in the ordinary course of trading and consistent with past practice) granting of guarantees by any Group Company, exceeding an amount of EUR 250,000.

(g)                                 Unless specified in an approved business plan of the Company, any material acquisitions or disposals by any Group Company.

(h)                                The appointment or removal of any member of the Supervisory Board or Managing Director of a Group Company other than the Company.

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(i)                                    Non-project related capital expenditure exceeding in one transaction or event or a series of related transactions or events, in an amount of EUR 100,000 or more, which is not included in an approved business plan or budget.

(j)                                   Establishment and material amendment of any management incentive scheme of any Group Company (other than the Company).

Part C

Approval with Qualified Majority Investor Consent (66 2/3%) of Class A Ordinary Shares held by Investors

(a)                                Any change in a Group Company’s (other than the Company’s) share capital.

(b)                                Unless specified in an approved business plan of the Company, any material change of the nature or the name of the business of the Group.

(c)                                 Entry into, termination or variation of any contract or arrangement by a Group Company with an Investor, other than financing arrangements.

(d)                                Any distribution from reserves (other than wholly intra-group) by any Group Company.

(e)                                 Transactions by a Group Company outside of its ordinary course.

(f)                                  Taking steps to commence insolvency or winding-up proceedings of a Group Company (including the application for suspension of payment of debts by a Group Company).

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SCHEDULE 2: GOVERNANCE (SHAREHOLDERS MEETING)

Part A

Approval with Qualified Shareholder Consent

The following resolutions of the General Meeting will require the affirmative vote of Shareholders holding at least 66 2/3% of Ordinary Shares.

Approval with Qualified Majority Shareholder Consent (66 2/3%) of Ordinary Shares

a)                                     The merger (fusie) or demerger (splitsing) of the Company.

b)                                     The initiation of liquidation or dissolution of the Company or approve the filing for bankruptcy.

c)                                      The amendment of the articles of association of the Company.

d)                                     Appointment or dismissal of the Company’s auditors.

Part B

Approval with Simple Majority Investor Consent (51%) of Class A Ordinary Shares held by Investors

The following resolutions of the General Meeting will require the affirmative vote of Investors holding at least 51% of Class A Ordinary Shares.

a)                                     The issue of new equity securities (including options and warrants).

b)                                     The exclusion or restriction of pre-emptive rights with respect to the issue of new equity securities.

c)                                      The redemption (intrekking) or the reduction of the nominal value of any shares.

d)                                     The purchase (inkoop) by the Company of shares in its own capital, shares in the capital of any subsidiary, or depositary receipts (certificaten van aandelen) representing any such shares (whether or not issued “with the co-operation of the Company”).

e)                                      The declaration of dividends or distributions.

f)                                       The delegation of powers with respect to the issue of securities, the exclusion of pre-emptive rights, or the approval of the purchase of the Company’s own shares.

g)                                      Determination or variation of the remuneration of members of the Management Board and of the Supervisory Board.

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•                  SCHEDULE 3: ISSUED CAPITAL IMMEDIATELY UPON FULL ACCEPTANCE OF THE EXCHANGE OFFER

15

SCHEDULE 7 – PRESS RELEASE

4

Not for release, publication or distribution in whole or in part, directly or indirectly, in or into the United States or to US persons.  This announcement is not a prospectus and does not contain or constitute an offer for sale or the solicitation of an offer to purchase securities in the United States or any other jurisdiction.

Amsterdam Molecular Therapeutics Business to be Acquired by uniQure BV

Extraordinary Shareholder Meeting called to vote on the Transaction

Amsterdam, The Netherlands — February 17, 2012 — Amsterdam Molecular Therapeutics (Euronext:  AMT) announced today that its board of directors is recommending a substantial corporate restructuring and financing transaction which, if approved by shareholders, will result in the assets and certain liabilities being acquired by a newly formed private company, uniQure BV, and the AMT legal entity being liquidated and delisted.

This transaction will:

•                                          support the future funding of AMT’s current gene therapy development pipeline;

•                                          reduce operating costs; and

•                                          enable disposal of current loan note obligations.

Consequently, management believes the uniQure transaction will allow AMT’s shareholders to benefit from the future potential value in the business.  This includes, if successful, completion of the ongoing collaboration discussions for the hemophilia B program and further collaborations on the GDNF program.

AMT has entered into a definitive agreement with Amsterdam-based uniQure to acquire the assets and certain liabilities of AMT in return for unlisted uniQure depository receipts (“DRs”) which may be exchangeable for uniQure shares as described further below.  There is no cash component to the consideration.  The proposed transaction has been evaluated by a special committee of the board (“Special Committee”) together with Ernst & Young, which has advised the Special Committee that the Transaction is fair and reasonable so far as AMT shareholders are concerned.  The disposal of the company’s programs, assets and certain liabilities has been unanimously approved by the board of supervisory directors, which recommends that AMT shareholders adopt the resolution at an Extraordinary Shareholder Meeting on March 30, 2012.

On completion, uniQuire will receive additional equity funding of € 7.0 million, including € 6.0 million from Forbion Capital managed funds together with € 1.0 million in additional new financing to be secured by AMT prior to completion.  In addition, uniQure will take over AMT’s liability related to the € 5.0 million convertible loan notes and accrued interest of € 0.3 million.  AMT will receive one new uniQure DR for every existing issued and outstanding AMT share.  AMT will subsequently be dissolved and, as an advance liquidation payment, the uniQure DRs shall be distributed to AMT’s shareholders.  The uniQure DRs shall not be listed.

“We believe the proposed transaction will ensure the future of AMT following the failure to gain approval of Glybera in 2011 given the very limited options available to us.  While we have pursued various avenues to raise additional funds on the open capital markets, worked diligently to engage in partnering discussions and have cut personnel, programs and spending down drastically, we are ultimately still facing a very precarious financial position with a cash reach to early April,” explained Jörn Aldag, CEO of AMT.  “The Transaction offers the only viable way to secure a capital injection, the ability to better focus resources towards the advancement of our gene therapy pipeline and also concluding collaborations which validate our platform such as a hemophilia B partnership.  We ultimately believe that this transaction offers the renewed possibility of a meaningful exit for our shareholders, allowing them to benefit from the potential future upside in the business, including the possible outcome of the reconsideration by CHMP of our Glybera product.”

On the basis that the Transaction is in the best interests of AMT, its stakeholders, and the business, the Special Committee supports the Transaction and shall recommend the Extraordinary General Meeting of shareholders (“EGM”) to be held on March 30, 2012 to approve the Transaction.

uniQure will continue with AMT’s strategy to invest in the hemophilia B, GDNF and AIP programs, as well as the collaboration with Institut Pasteur on Sanfilippo B, but will not invest significant additional funds into Glybera unless and until it receives a positive decision from regulatory authorities.  All employees of AMT will continue in employment with uniQure on the same terms.  The members of the Supervisory and Management Boards will also transfer to uniQure, with the exception of Mr. Ferdinand Verdonck, who chairs the Special Committee.  Further terms of the Agreement and information on uniQure are set out below in a circular to Shareholders (“Shareholder Circular”), copies of which can be obtained free of charge from the Company’s office and at the Company’s website (www.amtbiopharma.com).

New funding, conversion of convertible loan notes and further information on uniQure

UniQure has been specifically created for the Transaction and financing, and has no other assets or liabilities.

Upon completion, Forbion Capital managed funds will subscribe € 6.0 million in new equity for 9.771.987 ordinary shares in uniQure at an issue price of €0.614 per share, being the mean closing share price of AMT on NYSE Euronext in Amsterdam for the five business days prior to the date the Business Acquisition Agreement was entered into.  This additional financing from Forbion funds is conditional on AMT securing an additional € 1.0 million in new equity funding on the same terms from other sources.  Together, the € 7.0 million in new financing will secure the immediate future of the AMT business and is expected to enable the successful conclusion of the current partnering negotiations relating to the hemophilia B program.  The majority of this new Forbion funding comes from funds that are only permitted to invest in unlisted companies and this money is therefore not available to AMT directly.

Following completion, the transferred liabilities relating to the convertible loan notes shall be converted to 5,320,000 ordinary shares in uniQure using a conversion price of € 1.00 per share.  Following the Transaction Forbion will be the largest shareholder in uniQure with significant rights relating to the conduct and governance of the business.

Each AMT shareholder that on the Distribution Record Date holds at least 1.555.054 shares in AMT and that will hence receive at least 1.555.054 DRs shall be entitled to exchange its DRs for an equal number of ordinary shares in uniQure.  Each AMT shareholder with fewer AMT shares shall receive the equivalent number of DRs but shall not be entitled to exchange its DRs for an equal number of ordinary shares in uniQure.

uniQure will be subject to certain terms and conditions relating to its governance and operation; these are described further in the Shareholder Circular.

Extraordinary General Meeting

An EGM has been convened for March 30, 2012 to approve the Transaction and resolve on certain related matters, as set out in the agenda and the explanatory notes thereto, which are available through the company’s website.

Forbion has committed to vote in favour of the Transaction in respect of the 19.4% of AMT’s shares it controls.

Shareholder information meetings

AMT will hold two information meetings for shareholders at its offices on February 23, 2012 and March [20], 2012.  Further details will be posted on the AMT website.

About Amsterdam Molecular Therapeutics

AMT is a world leader in the developing of human gene based therapies.  AMT has a product pipeline of gene therapy products in development for hemophilia B, acute intermittent porphyria, Parkinson’s disease and Sanfilippo.  Using adeno-associated viral (AAV) derived vectors as the delivery vehicle of choice for therapeutic genes, the company has been able to design and validate probably the world’s first stable and scalable AAV manufacturing platform.  This proprietary platform can be applied to a large number of rare (orphan) diseases caused by one faulty gene and allows AMT to pursue its strategy of focusing on this sector of the industry.  AMT was founded in 1998 and is based in Amsterdam.  Further information can be found at www.amtbiopharama.com.

About uniQure

uniQure BV is a private company created specifically for the Transaction.  It is funded by Forbion Capital Partners, an existing investor in AMT.  uniQure will act as the new holding company for the gene therapy business currently carried out by AMT.

For further enquiries:
Jörn Aldag	Mike Sinclair	Sander Slootweg
CEO	Partner	General Partner
AMT	Halsin Partners	Forbion Capital
Partners

Tel: +31 20 566 8014	Tel: +44 20 7318 2955	Tel: +44 20 7457 2029
j.aldag@amtbiopharma.com	msinclair@halsin.com
forbion@collegehill.com

Certain statements in this press release are “forward-looking statements” including those that refer to management’s plans and expectations for future operations, prospects, and financial condition.  Words such as “strategy,” “expects,” “plans,” “anticipates,” “believes,” “will,” “continues,” “estimates,” “intends,” “projects,” “goals,” “targets,” and other words of similar meaning are intended to identify such forward-looking statements.  Such statements are based on the current expectations of the management of AMT only.  Undue reliance should not be placed on these statements because, by their nature, they are subject to known and unknown risks and can be affected by factors that are beyond the control of AMT.  Actual results could differ materially from current expectations due to a number of factors and uncertainties affecting AMT’s business.  AMT expressly disclaims any intent or obligation to update any forward-looking statements herein except as required by law.

Not for release, publication or distribution in whole or in part, directly or indirectly, in or into the United States or to US persons.  This announcement is not a prospectus and does not contain or constitute an offer for sale or the solicitation of an offer to purchase securities in the United States or any other jurisdiction.

The securities mentioned herein have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state or other jurisdiction of the United States and may not be offered, sold, resold, taken up, exercised, renounced, transferred or delivered, directly, or indirectly, within the United States except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.  No public offering of the securities mentioned herein is being made in the United States or any other jurisdiction.

This announcement does not constitute or forms a part of any offer to solicitation to purchase or subscribe for securities in any jurisdiction or jurisdictions in which such offers or sales are unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The materials contained herein have not been submitted to or reviewed by the US Securities and Exchange Commission (the “SEC”) or any state securities commission, and neither the SEC nor any such state securities commission has (a) approved or disapproved, (b) passed upon the merits of fairness of, or (c) passed upon the adequacy or accuracy of the disclosure of any materials contained herein.  Any representation to the contrary is a criminal offence in the United States.

SCHEDULE 8— NOTICES

All announcements or notices to the Seller shall be sent to the following address or to the following fax number:

Name	:	Amsterdam Molecular Therapeutics (AMT) N.V.
Attn	:	Mr. Joern Aldag
Address	:	Meibergdreef 61, 1105 BA
Place of residence	:	Amsterdam
Country	:	The Netherlands
Email	:	j.aldag@amtbiopharma.com

With a copy to:

Name	:	Simmons & Simmons LLP
Attn	:	Mr. Michiel Wurfbain
Address	:	Claude Debussylaan 247, 1082 MC
Place of residence	:	Amsterdam
Country	:	The Netherlands
Email	:	michiel.wurfbain@simmons-simmons.com

as long as the Seller does not give notice to the other Parties of any other address.

All announcements or notices to the Purchaser shall be sent to the following address or to the following fax number:

Name	:	uniQure B.V.
Attn	:	Vincent van Houten
Address	:	Gooimeer 2 35, 1411 DC
Place of residence	:	Naarden
Country	:	The Netherlands
Email	:	Vincent.van.Houten@forbion.com

With a copy to:

Name	:	Stibbe
Attn	:	Mr. Egbert Vroom
Address	:	Strawinskylaan 2001, 1077 ZZ
Place of residence	:	Amsterdam
Country	:	The Netherlands
Email	:	Egbert.vroom@stibbe.com

as long as the Seller does not give notice to the other Parties of any other address.

5

All announcements or notices to AMT BV and/or AMT IP BV shall be sent to the following address or to the following fax number:

Name	:	Amsterdam Molecular Therapeutics (AMT) B.V. or Amsterdam Molecular Therapeutics (AMT)IP B.V.
Attn	:	Mr. Joern Aldag
Address	:	Meibergdreef 61, 1105 BA
Place of residence	:	Amsterdam
Country	:	The Netherlands
Email	:	j.aldag@amtbiopharma.com

With a copy to:

Name	:	Simmons & Simmons LLP
Attn	:	Mr. Michiel Wurfbain
Address	:	Claude Debussylaan 247, 1082 MC
Place of residence	:	Amsterdam
Country	:	The Netherlands
Email	:	michiel.wurfbain@simmons-simmons.com

as long as AMT BV and/or AMT IP BV does not give notice to the other Parties of any other address.

All announcements or notices to the Investor shall be sent to the following address or to the following fax number:

Name	:	Forbion Capital Partners
Attn	:	Vincent van Houten
Address	:	Gooimeer 2 35, 1411 DC
Place of residence	:	Naarden
Country	:	The Netherlands
Email	:	Vincent.van.Houten@forbion.com

With a copy to:

Name	:	Stibbe
Attn	:	Mr. Egbert Vroom
Address	:	Strawinskylaan 2001, 1077 ZZ
Place of residence	:	Amsterdam
Country	:	The Netherlands
Email	:	Egbert.vroom@stibbe.com

as long as the Investor does not give notice to the other Parties of any other address.

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